Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED

SUPPLY AND SERVICES AGREEMENT

by and between

ROW 44, INC.

and

SOUTHWEST AIRLINES CO.

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6.1	System Units.	19
6.2	Services.	19
6.3	Invoice and Payment.	19
6.4	Taxes.	20

ARTICLE 7. INDEMNIFICATION AND INSURANCE		22

7.1	Indemnity By Row 44	22
7.2	Intellectual Property Indemnity	22
7.3	Indemnity by Southwest	23
7.4	Third Party Actions	23
7.5	Cooperation	24
7.6	Insurance.	24

ARTICLE 8. TERM AND TERMINATION		25

8.1	Term	25
8.2	Termination by Row 44 for Failure to Pay	25
8.3	Termination by Either Party for Breach or Insolvency	25
8.4	Termination by Southwest	26
8.5	Effect of Expiration or Termination of this Agreement for Any Reason	26
8.6	Remedies Cumulative and Nonexclusive	26
8.7	Rights In Bankruptcy	27
8.8	Operations after Termination	27
8.9	Notice of Termination	27
8.10	Wind Down	27
8.11	Post-Termination Assistance	27

ARTICLE 9. DISPUTE RESOLUTION		27

9.1	Escalation	27
9.2	Binding Arbitration.	27
9.3	Governing Law; Jurisdiction; Venue	29

ARTICLE 10. CONFIDENTIALITY, PUBLICATION AND PUBLICITY		30

10.1	Confidentiality	30
10.2	Publicity	31
10.3	Employees and Consultants	31

ARTICLE 11. OTHER PROVISIONS		31

11.1	Assignment	31
11.2	Severability	32
11.3	Notices	32
11.4	Entire Agreement	32
11.5	Independent Contractors	33
11.6	Waiver	33

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11.7	Counterparts	33
11.8	Waiver of Rule of Construction	33
11.9	Force Majeure	33
11.10	Liability Limitations	33
11.11	Third Party Beneficiaries	34

Exhibits:

Exhibit A – Definitions

Exhibit B – Hardware Agreement Exhibits

Exhibit C – Commissioning Procedure

Exhibit D – Entertainment Portal Service

Exhibit E – Television Service

Exhibit F – Wi-Fi Service and Operational Data Service

Exhibit G – Content Filtering and Procedures

Exhibit H – Network Description

Exhibit I – VOD Only Solution Product

Exhibit J – Security Provisions

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AMENDED AND RESTATED AGREEMENT

THIS AMENDED AND RESTATED SUPPLY AND SERVICES AGREEMENT (this “Agreement”), effective as of February 1, 2013 (the “Effective Date”), is by and between Row 44, Inc., a Delaware corporation (“Row 44”), and Southwest Airlines Co., a Texas corporation (“Southwest”). Row 44 and Southwest are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. The Parties acknowledge and agree that it is the intention of the Parties to continue operating under the terms of the Supply Agreement (as defined below) and Services Agreement (as defined below) unmodified by this Agreement until the Effective Date in the event this Agreement is executed by both Parties prior to such date.

RECITALS

WHEREAS, Row 44 has developed a satellite based broadband Internet system composed of System Software (as defined in Exhibit A), System Hardware (as defined in Exhibit A) and other components (collectively defined in Exhibit A as the “Broadband System” and each instance of such system referred to as a “System Unit”) for use on commercial aircraft;

WHEREAS, the Parties have executed that certain Supply Agreement, dated as of August 13, 2010 (as amended and modified from time to time in accordance with its terms, the “Supply Agreement”) pursuant to which Southwest purchases certain quantities of such System Units from Row 44;

WHEREAS, the Parties have also executed that certain Services Agreement, dated as of January 26, 2010 (as amended and modified from time to time in accordance with its terms, the “Services Agreement”) pursuant to which Row 44 provides to Southwest, among other services, the Wi-Fi Service in connection with Southwest’s and Southwest’s customers’ use of the Broadband System; and

WHEREAS, in accordance with Section 16.4 of the Supply Agreement and Section 10.4 of the Services Agreement, the Parties wish to amend and restate the Supply Agreement and Services Agreement as one agreement to read as set forth herein.

NOW, THEREFORE, in consideration of the agreements, representations, warranties, promises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree to the foregoing and as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement, including in any Exhibits and/or other documents attached to or otherwise made a part of this Agreement, shall have the meanings ascribed to them in Exhibit A attached hereto or shall be otherwise defined in the context in which they are used and shall have the meanings ascribed to them therein. All defined terms include the plural as well as the singular.

1

1.2 Captions, References and Construction. Captions, titles and headings to articles and sections of this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement. Any reference herein to a particular Section or Article number (e.g., “Section 2”) shall be deemed a reference to all Sections of this Agreement that bear sub numbers to the number of the referenced Section or Article (e.g., Sections 2.1, 2.1.1, etc.). The terms “this Agreement”, “herein”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof. Unless otherwise specified, “days” means calendar days. Any use of the term “including” in this Agreement shall be construed as if followed by the phrase “without limitation” or “but not limited to”.

1.3 Financial Terms. All financial and accounting terms not otherwise defined in this Agreement, whether capitalized or not, will have the meanings assigned to them in accordance with GAAP.

ARTICLE 2.

SUPPLY

2.1 Deliverables, Acceptance.

2.1.1 Deliverables. Row 44 shall ensure that each Deliverable under this Agreement, and components thereof, when delivered to Southwest, conforms to the Specifications. Each shipment of a System Unit shall contain the quality control certificates and other documentation as are set forth on Exhibit B.

2.1.2 Acceptance. “Acceptance” for each applicable Deliverable under this Agreement, or components thereof, shall occur only when: (a) Row 44 has provided to Southwest such Deliverable, or components thereof, and Row 44 has completed all tasks required to be completed by Row 44 that are identified by the Parties as a pre-condition to Southwest’s acceptance; (b) such Deliverable, or components thereof, have passed the Southwest required receiving inspection in accordance with its Maintenance Procedures Manual (MPM) or equivalent (c) to the extent requested by Southwest, Row 44 has corrected, to Southwest’s satisfaction, all Defects identified by the Parties during the receiving inspection of such Deliverable, or components thereof. Notwithstanding the foregoing, Acceptance of a Deliverable shall take place no more than *** after delivery of such Deliverable, or components thereof, to Southwest unless one of the criteria listed in this Section 2.1.2 is not achieved and Southwest provides notice to Row 44 of the same.

2.1.3 Failure to Achieve Acceptance. In the event Acceptance is not achieved within *** following delivery of a Deliverable, or components thereof, to Southwest, Southwest shall be entitled, at its election to ***

 *** Confidential treatment requested.

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2.1.4 Supply Agreements. ***

2.1.5 Direct Negotiations. Southwest may negotiate directly with Vendors for on-going maintenance service agreements. Row 44 shall provide all required contact information and reasonably cooperate in providing background information as requested except where providing that information may violate existing agreements.

2.1.6 Specifications.

2.1.6.1 Changes by Row 44. Row 44 may from time to time propose changes to the Specifications or a System Unit or a component thereof, including, as applicable, to update such System Unit or component thereof for features, performance, reliability or improved safety, and Row 44 shall propose any changes to the Specifications or a System Unit or a component thereof required to cause such System Unit or component thereof to comply with applicable Law. Before making a decision to proceed with any such change in Specifications or any material change in the System Units (i.e., a change that affects the form, fit or function of such System Unit) or manufacturing process, such change must first be discussed with Southwest to enable a thorough assessment of its impact, including potential unexpected or unintended ramifications. If such change is ultimately deemed necessary or advisable by Row 44 and agreed to in writing by Southwest, such consent to not be unreasonably withheld or delayed, Row 44 may make such change *** If Row 44 determines to make changes to System Units or a component thereof for its other customers, including, as applicable, to update such System Unit or component thereof for features, performance, reliability or improved safety, Row 44 shall promptly notify Southwest of such changes and make such changes available to Southwest at the same time as any other Row 44 customer. All such changes will be subject to the acceptance process set forth in Section 2.1.2 and Section 2.1.3. Notwithstanding the foregoing, and for the avoidance of doubt, except as necessary to cause a System Unit or component thereof to comply with applicable Law, the Parties acknowledge and agree that the foregoing is not intended to provide a guarantee to Southwest that the System Units will be upgraded at no cost to Southwest to incorporate new or improved functionality developed in the future. Nothing in this Section shall be interpreted to in any way diminish the hardware reliability standards in Exhibit B, or any of the service levels set forth in Exhibits D, E, and F.

2.1.6.2 Change Requests by Southwest. At any time and from time to time during the Term, Southwest may request an update to the Specifications or a System Unit or a component thereof. Following receipt of such request, Row 44 shall notify Southwest whether such update is technically feasible and the estimated costs of implementing such update. If the update, in Row 44’s reasonable opinion is technically feasible, Southwest may request that Row 44 update the Specifications or a System Unit or a component thereof accordingly and the costs of the development of such update shall be paid by (a) Row 44, if Row 44 makes such proposed update available to System Units of other customers of Row 44 at no charge, or (b) Southwest, if Row 44 does not make such proposed update available to System Units of other customers of Row 44 or if Row 44 charges other customers for the proposed update, in which case Southwest shall pay no more than the amount charged such other customers. If the update is not technically feasible, Row 44 shall provide written notice thereof to Southwest, and the Parties shall use commercially reasonable efforts to develop a technically feasible solution that addresses Southwest’s request. If Southwest proposes an update to the Specifications or a System Unit or a component thereof that is custom-tailored to Southwest, then Southwest may request that Row 44 not make such update available to System Units of other customers of Row 44, in which case the costs of the development of such update shall be paid by Southwest and Row 44 shall not make any such updates available to System Units of other customers of Row 44.

 *** Confidential treatment requested.

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2.2 Regulatory Activities.

2.2.1 Regulatory Activities. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all applicable Laws, Row 44, at its sole cost and expense, shall (a) take all actions necessary and file all Regulatory Filings with respect to the Broadband System required to allow Southwest to use the Broadband System to provide wireless Internet connectivity on the Designated Aircraft in ***, (b) respond in a timely fashion to requests for data and information from Regulatory Authorities with respect to the Broadband System; and (c) meet with officials of Regulatory Authorities at such times as may be requested by such Regulatory Authorities with respect to the Broadband System (“Regulatory Activities”). Row 44 shall keep Southwest timely informed of all material events and developments occurring in the course of the Regulatory Activities, including scheduled Row 44 regulatory strategy discussions and meetings with Regulatory Authorities relating to the Broadband System.

2.2.2 Row 44/Southwest Mutual Assistance. Upon written request from either party, the other party shall use commercially reasonable efforts to assist the requesting party in connection with any meetings and operator specific documentation with Regulatory Authorities related to the Broadband System.

2.2.3 Provision of Regulatory Information to Southwest. Row 44 shall use commercially reasonable efforts to assist Southwest in connection with its conduct of all of its Regulatory Activities, including by (a) providing Southwest with copies of the relevant sections of any United States regulatory filings for the Broadband System filed by or on behalf of, and controlled by, Row 44 as necessary for Southwest to make Regulatory Filings for the Broadband System and (b) supplying or granting Southwest the right to reference any reasonably requested data controlled by Row 44 that is necessary and required by applicable Laws to allow Southwest to meet its Regulatory Filing obligations. Southwest will have a right of access, a right of reference and the right to use and incorporate all information provided to it pursuant to this Section 2.2.3 solely to support its Regulatory Activities and in connection with Southwest’s use of the Broadband System and in accordance with the terms of this Agreement.

2.2.4 Governmental Inspections and Inquiries. Row 44 will advise Southwest promptly after it first has Knowledge thereof, but in no event later than *** after Row 44 first has Knowledge thereof, of any planned Regulatory Authority visit to the facilities of Row 44 or its Affiliates or subcontractors where System Units or components thereof are produced, stored or handled or any written or oral inquiries by a Regulatory Authority concerning such facilities, the procedures of Row 44 or its Affiliates or subcontractors for the production, storage or handling of the System Units or components thereof, or the use of the Broadband System. If a Regulatory Authority makes an unannounced or unplanned visit, or if Row 44 does not have at least *** of the visit, Row 44 will inform Southwest of the visit as soon as reasonably practicable after it first has Knowledge thereof, but in no event later than *** after Row 44 has Knowledge of the visit. Row 44 shall cause all of its contractual agreements with its subcontractors to include a requirement that each such subcontractor shall provide to Row 44 advance notice of any planned Regulatory Authority visit, and notice as soon as reasonably practicable of any unannounced or unplanned Regulatory Authority visit, to such subcontractor’s facilities relating to the production or operation of the System Units or components thereof or that is generally applicable to production of commercial aviation equipment. If a visit by a Regulatory Authority relates to the production or operation of System Units or components thereof or is generally applicable to production of commercial aviation equipment, Row 44 will furnish to Southwest (a) minutes of the inspection generated by Row 44 promptly following such inspection and (b) any report or correspondence provided by Row 44, or any Affiliate or subcontractor of Row 44, or their respective representatives, as the case may be, to the Regulatory Authority or issued by or provided by the Regulatory Authority to Row 44, or any Affiliate or subcontractor of Row 44, or any of their respective representatives, as the case may be, in connection with such visit or inquiry as soon as reasonably practicable thereafter. Row 44 shall enter into agreements with each of its subcontractors that require such subcontractors to provide the notices and other materials and information contemplated by this Section 2.2.4.

 *** Confidential treatment requested.

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2.2.5 Southwest Participation Right. Southwest will have the right, at its option, upon written request at any time, to participate in any and all of Row 44’s material regulatory strategy discussions and material meetings with Regulatory Authorities relating to the Broadband System. Row 44 shall provide reasonable prior written notice to Southwest of any such meetings and copies of all material correspondence with regard thereto.

2.3 Supply of Broadband System.

2.3.1 Purchase Orders. Subject to the terms hereof, Southwest may submit requests for delivery of System Units using its standard purchase order (“Purchase Order”) setting forth the number of System Units requested, and any additional instructions (provided the same are not in conflict with this Agreement). Each Purchase Order shall also include a mutually agreeable delivery schedule for the System Units subject to such Purchase Order. Row 44 shall deliver the System Units specified in each Purchase Order on or before the delivery date set forth therein. The terms and conditions of this Agreement shall be referenced in, apply to, and form a part of every Purchase Order, and shall supersede any printed terms and conditions on any Purchase Order or acknowledgement form. In the event of a conflict between the terms and conditions of this Agreement and the printed terms and conditions of any Purchase Order or acknowledgement form, the terms and conditions of this Agreement shall control. All Purchase Orders shall be governed by this Agreement whether or not expressly noted on such Purchase Orders. Row 44 agrees to reference Purchase Order numbers on all packing slips, freight bills, invoices and other documents submitted to Southwest related to Row 44’s performance hereunder.

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2.3.2 Delivery by Row 44. Row 44 shall provide to Southwest those quantities of System Units as set forth on Southwest’s applicable Purchase Order. Row 44 shall (a) deliver the System Units *** to Southwest’s designated facility, (b) arrange delivery of the System Units pursuant to Southwest’s written instructions and (c) deliver all System Units by the dates set forth in the applicable Purchase Order or otherwise agreed upon by the Parties in writing (whether hereunder or otherwise); *** Time is of the essence with respect to all delivery dates set forth herein and in each applicable Purchase Order. The satellite antenna assembly component of the System Units will be shipped to Southwest in a re-usable *** container, which containers shall at all times remain the property of Row 44, and be returned to Row 44, at its expense, in order to be reused for later shipments of satellite antenna assemblies to customers of Row 44, including Southwest.

2.3.3 Failure to Deliver. ***

2.3.4 Hardware Reliability. With respect to Line Removal Units (“LRU”) Row 44 shall use commercially reasonable efforts to meet the reliability standards outlined in Exhibit B as measured by Southwest’s FAA approved maintenance program. Should any unit fall below the reliability standard, Row 44 shall ***

2.3.5 Spares. Southwest shall maintain an inventory of spare System Unit components pursuant to the reliability standards and turn time standards in Exhibit B and in the quantities as agreed upon by the Parties for System Unit components. Orders for spare System Unit components shall be subject to the same Purchase Order terms as set forth herein; provided, that, Row 44 shall use its best efforts to expedite delivery of an order to replace an un-repairable component or to supplement the spare pool. Spare pricing shall be as set forth on Exhibit B-2.

2.3.6 Obsolescence Program. Row 44 shall maintain an obsolescence program throughout the term of the Agreement in accordance with this Section. Row 44 will use commercially reasonable efforts to require all Vendors to develop and implement obsolescence requirements such that Vendors will provide obsolescence notices to Row 44 *** prior to the planned obsolescence of an LRU or critical system subcomponent (that is not immediately replaced with a future technology revision at comparable or better performance and backwards compatibility). Row 44 will immediately notify Southwest as soon as a pending obsolescence event is known to Row 44. Subject to the foregoing, Row 44 will coordinate with the Vendor and Southwest to establish an obsolescence implementation plan which includes ***. Row 44 will use diligent efforts to minimize cost and operational impact of any LRU or critical system subcomponent obsolescence.

2.4 Inspection Rights. Southwest will have the right on reasonable prior notice to conduct reasonable inspections of the facilities of Row 44 and its Affiliates and Vendors where System Units are produced, stored or handled and to audit the procedures of Row 44 and its Affiliates and Vendors for the production, storage and handling of the System Units or components thereof for purposes of quality control. All such inspection requests shall be copied to Row 44 and Row 44 shall have the right to jointly participate in such inspections. Row 44 shall enter into agreements with each of its Vendors permitting Southwest to inspect the facilities and audit the procedures of such subcontractors pursuant to this Section 2.4.1.

 *** Confidential treatment requested.

6

2.5 Technical Assistance. Upon request by Southwest, Row 44 shall provide technical assistance to Southwest in connection with Southwest’s installation and maintenance of the System Units on its aircraft. ***  For any installation, Row 44 agrees to provide remote technical assistance at its expense. Notwithstanding the foregoing, in the event third party engineering or DER support is required with respect to an installation, the ***.

2.6 System Software License.

2.6.1 License. Row 44 hereby grants to Southwest a non-exclusive, perpetual, worldwide license to use the System Software, including any third party software embedded therein, in the manner specified in this Agreement in connection with the use of the applicable component of the System Unit in which the System Software is included as part of the Broadband System. Open source software made by Row 44 shall be subject to the applicable open source software license as set forth on Exhibit B-2 hereto.

2.6.1.1 Documentation. Row 44 hereby grants to Southwest a non-exclusive, perpetual, worldwide license to use the Documentation in conjunction with Southwest’s use of the System Software and the Broadband System.

2.6.1.2 Right to Copy. Southwest may make copies of the Documentation for purposes of using or maintaining the System Units; provided, that all such Documentation is subject to the confidentiality provisions of this Agreement.

2.6.2 Escrow. Row 44 shall maintain all technical data with respect to STCs for the System Units, and the System Software and its associated Documentation in escrow in accordance with the following terms:

2.6.2.1 No later than ***, Row 44 agrees to place in escrow the source code for all System Software and the technical data with respect to the STCs for the System Units and related materials, with Southwest as the beneficiary of such escrow. Iron Mountain will serve as escrow agent (the “Escrow Agent”), and Row 44 will provide a copy of the applicable escrow agreement to Southwest promptly after its execution. The escrowed materials shall be current as of the date placed in escrow with updates to be provided at reasonable intervals, but not less than every six months during the Term and with the release of a material modification to the System Software. Upon the occurrence of one of the following conditions, the Escrow Agent shall be authorized to release the escrowed materials to Southwest:

***

Row 44 represents, warrants, and covenants that (a) the materials deposited with the Escrow Agent at all times constitute a complete and correct set of the source code for the System Software as well as any corrections, enhancements, or other revisions to which Southwest is entitled under this Agreement, and (b) the materials deposited with the Escrow Agent are and shall be sufficient for trained computer programmers of general proficiency to maintain and support the System Software without further assistance from Row 44.

 *** Confidential treatment requested.

7

Upon release of the escrowed materials, the materials subject to the escrow above are hereby subject to a *** license to use such materials solely in connection with the use and maintenance of the applicable component of the System Unit in which such software is embedded. Row 44 agrees that Southwest shall have all of the benefits of a licensee as set forth in 11 U.S.C. § 365(n), with respect to all licenses granted under this Agreement.

ARTICLE 3.

THE SERVICES

3.1 Subscription; Commissioning; Additional Features. Pursuant to the terms and conditions contained herein, Row 44 hereby agrees to provide, and Southwest hereby agrees to purchase, the Wi-Fi Service, the Operational Data Service, the Entertainment Portal Service, the Additional Included Services, Television Service, VOD Only Solution (subject to the terms of this Agreement), and the Elected Services (if any), related to the satellite and Internet backhaul connectivity to be purchased by Southwest from Row 44 pursuant to the terms contained herein (collectively, the “Services”) for use in connection with each System Unit installed on a Commissioned Aircraft. As part of the installation process for System Units on Southwest’s aircraft, each such aircraft shall undergo the service commissioning procedure set forth in Exhibit C (the “Commissioning Procedure”). After Southwest has completed the Commissioning Procedure, each such aircraft shall be operational for use in connection with the Wi-Fi Service and other services to be provided hereunder (each a “Commissioned Aircraft”) unless Southwest provides notice to Row 44 that such aircraft is not operational for maintenance, scheduling or other reasons, in which case such aircraft shall not be considered a Commissioned Aircraft. Row 44 may make additional commissioning and/or maintenance services available to Southwest from time to time during the Term, which shall be subject to the fees and costs associated therewith as the Parties mutually agree in writing.

3.2 Wi-Fi Service.

3.2.1 Calculation of Wi-Fi Service Fees.

3.2.1.1 Wi-Fi Fee. ***

3.2.1.2 Subscription Fee. ***

3.2.1.3 Wi-Fi Service Subsidy. Beginning on ***, Row 44 shall subsidize the cost of “free-to-the-passenger” access to the Wi-Fi Service by the following amounts per year: (i) *** for calendar year *** ; (ii) *** for calendar year *** ; and (iii) *** for each of calendar years *** , *** , *** and *** (the “Wi-Fi Subsidy”). The Subsidy will be accounted for on a monthly pro-rata basis, provided that any accrual shortfall will be accounted for and payable to Southwest in the last month of the applicable calendar year.

 *** Confidential treatment requested.

8

3.2.1.4 No Net Revenue Split. For avoidance of doubt, amounts charged for the Wi-Fi Service are not subject to Net Revenue Split.

3.2.1.5 ***

3.2.2 Passenger Charges and Offerings. Southwest will determine the passenger charges, if any, for the Wi-Fi Service and any other services provided to its passengers by or for Row 44. ***  Southwest shall provide reasonable advance notice to Row 44 prior to making offers of ***in order for Southwest and Row 44 to coordinate authentication and logistics regarding implementing the same.

3.3 Additional Included Services. *** Row 44 shall provide the following services to Southwest (the “Additional Included Services”):

3.3.1 Network Operations and Maintenance. During the Term, Row 44 shall maintain a network operations center that monitors the functionality and performance of System Units and performance of the Wi-Fi Service on Commissioned Aircraft on a 24/7 basis. Row 44 shall also maintain during the Term a 24/7 technical support phone number/e-mail for technical support inquiries from Southwest regarding operation of the Wi-Fi Service.

3.3.2 Training. In connection with the operation of the Wi-Fi Service, Row 44 will provide comprehensive training in the operation and functionality of the Wi-Fi Service (in accordance with Southwest’s requests with respect to scheduling and frequency) to Southwest’s employees who will operate the Wi-Fi Service on board the Commissioned Aircraft. Row 44 will also provide comprehensive training related to the functionality and use of any third party billing service provider that Row 44 offers as part of its service offering. Such training will include written training materials and be provided in-person, by remote video conference or teleconference, in Southwest's discretion, and on a “train the trainer” basis.

3.3.3 Reports. Row 44 shall provide Southwest regular reports and access to a reporting web service with respect to such reports and information as Row 44 generally collects or makes available to its customers and that Southwest reasonably requests regarding the performance and use of the Wi-Fi Services by Southwest’s customers including, but not limited to information by flight, purchases by device type, aircraft availability, customer usage time, and data usage.

3.3.4 Legal Process Compliance. During the Term, Row 44 shall comply with, and shall ensure that the Services comply with, the Communications Assistance for Law Enforcement Act and such similar Laws or agreements impacting Row 44 and/or the Services. Except to the extent prohibited under applicable Law, Row 44 shall keep Southwest informed of all compliance actions taken by Row 44 in support of such technical compliance, and, upon request from Row 44, Southwest shall provide reasonably requested cooperation to Row 44 to support such compliance.

 *** Confidential treatment requested.

9

3.3.5 Coordination with Regulatory Authorities; Maintenance of Licenses and Permits. Row 44 shall coordinate with the FCC, the FAA and other Regulatory Authorities and maintain all licenses, permits, and other Regulatory Approvals as necessary for (i) Row 44’s performance of this Agreement and (ii) Southwest’s and its customers’ use of the Broadband System in accordance with the terms herein.

3.3.6 Privacy and Security. Row 44 shall comply with the privacy and data security obligations set forth in Exhibit J. Row 44 shall not sell or otherwise provide web analytics data to any third party and shall only use such data for Row 44 financing and internal activities and in connection with providing its Services to Southwest pursuant to the terms of this Agreement.

3.3.7 Basic Web Analytics. Row 44 shall provide Basic Web Analytics for any Internet content accessed, acquired or transmitted by Southwest or customers of Southwest via the Wi-Fi Service. Basic Web Analytics should include, but not limited to ***. Southwest, in its sole discretion, may supply Row 44 with tags to its in-house web analytics tools, and Row 44 agrees to apply those tags into its system and, if such tags report to a server under Row 44’s control, include the results of such tags in Row 44’s Basic Web Analytics reports. If such tags report to a server under Southwest’s control, Southwest agrees to provide reports of the results of such tags to Row 44 only to the extent that (a) a Southwest tag replaces a standard Row 44 tag and (b) the tags provide results with respect to the Entertainment Portal; provided that (i) Southwest shall not be required to provide such reports more frequently than *** and (ii) ***, then Southwest shall not be required to provide such reports. For the avoidance of doubt, Southwest shall not be required pursuant to the immediately preceding sentence to provide any reports to Row 44 with respect to tag results from southwest.com.

3.4 Entertainment Portal Service.

3.4.1 Provision of Service and Maintenance. Row 44 shall develop and make the Entertainment Portal available to Southwest in accordance with the specifications set forth in Exhibit D (“Entertainment Portal Service”). Southwest shall have the right to approve the look and feel of the Entertainment Portal creative submitted by Row 44. Row 44 shall provide maintenance and support services in connection with the Entertainment Portal in accordance with the maintenance and support terms set forth in Exhibit D.

3.4.2 Entertainment Portal Revenue Share. ***

3.5 Elected Services. Pursuant to the terms and conditions set forth below, Row 44 shall provide the following services (the “Elected Services”) as requested by Southwest in writing from time to time throughout the Term (or as specifically elected pursuant to this Agreement):

 *** Confidential treatment requested.

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3.5.1 Billing Services. ***

3.5.2 Content Control and Filtering. Row 44 shall provide content control and filtering services consistent with the content control and filtering services and procedures set forth on Exhibit G (the “Content Control Services”) for ***. For aircraft commissioned during the installation period, Content Control Services shall be invoiced***. Thereafter, Row 44 shall invoice Southwest on an annual basis for Content Control Services for the total number of Commissioned Aircraft and Southwest shall pay the invoice within *** of receipt of a correct invoice. As of the Effective Date, Southwest elects to use the Content Control Services. Southwest shall have the right to terminate the Content Control Services at any time upon delivery of a notice of such cancellation to Row 44; provided that Southwest shall not be entitled to any refund for any remaining Content Control Service fees previously invoiced and paid.

3.5.3 Advanced Web Analytics. Subject to terms and requirements mutually agreed upon in writing between Southwest and Row 44, upon written request from Southwest, Row 44 shall implement advanced web analytics that provide information not included in Basic Web Analytics for any Internet content accessed, acquired or transmitted by Southwest or customers of Southwest via the Wi-Fi Service, all in such format and containing such detail and at such cost as mutually agreed upon in writing by Southwest and Row 44.

3.5.4 Additional Work. Any additional services not otherwise described herein and provided by Row 44 in connection with this Agreement shall be provided pursuant to a written, fully executed and mutually agreeable statement of work and purchase order covering, without limitation, pricing and payment terms, schedule and responsibilities for such work.

3.6 Operational Data Service. In addition to the Wi-Fi Service, Row 44 shall provide Southwest access to a wired or wireless operational data connection (the “Operational Data Service”). Subject to the service restrictions set forth herein, the Operational Data Service shall be implemented by Row 44 as a direct wired connection or separately addressed (SSID) Wi-Fi connection with substantially the same functionality as the Wi-Fi Service for use by Southwest solely to transmit operational data to and from Commissioned Aircraft. If Southwest anticipates transmitting more than an average of *** of data per flight (take-off and landing) measured daily across all flights, in a single transmission or series of transmissions, Southwest will provide reasonable advance notice to Row 44 of such anticipated transmission(s) and will reasonably cooperate with Row 44 regarding the timing and implementation of such transmission(s), subject to Southwest’s right to prioritize Operational Data Service over customer traffic usage at any time. If Southwest transmits more than ***, measured daily across all flights and averaged on a ***, such excess will be charged at *** for usage during periods the Wi-Fi Service is *** of Southwest and if Southwest transmits more than ***, measured daily across all flights and averaged on a *** , such excess will be charged at *** for usage during periods in which the Wi-Fi Service is *** of Southwest, each as measured on a per aircraft basis. Row 44 shall deliver Southwest a *** report on Operational Data Service, including total fleet wide usage and per aircraft usage, and, if applicable, accompanied by an invoice from Row 44 for amounts due hereunder, which invoice shall be due and payable within *** of receipt.

 *** Confidential treatment requested.

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3.7 Television Service.

3.7.1 Provision of Television Service. Row 44 shall provide the Television Service in accordance with the Service Levels on all of Southwest’s aircraft equipped with the Wi-Fi Service and the Supplemental Television Hardware.

3.7.2 Television Service Description. The Television Service will be a Wi-Fi accessible, IPTV-based, live television service consisting of *** (the “Television Service”). The Television Service will be implemented and maintained in accordance with the terms of Exhibit E.

3.7.3 Supplemental Television Hardware. ***

3.7.4 Television Service Revenue Share. ***

3.7.5 Changes and Updates. All content selection included for the Television Service shall be mutually agreed upon by the Parties. VOD content shall be refreshed by Row 44 on a mutually agreed upon schedule during the Term and with the goal of always providing an up-to-date selection of content for Television Service users. During the Term, Row 44 will work to always provide a line-up of live television content that appeals to the widest potential audience of users of the Television Service.

3.7.6 Termination of Television Service. Following ***, in the event the (i) Television Service take rate is below *** for a period of *** or (ii) Row 44 fails to meet the to-be-agreed upon Service Level for the Television Service for a period of *** , then, for a period of *** after the occurrence of either such condition, Southwest may elect to cancel the Television Service upon *** prior written notice to Row 44. For the avoidance of doubt, the actual date of cancellation of the Television Service will be *** after the foregoing notice is delivered to Row 44 no matter when that delivery occurs during the ***evaluation period.

3.7.7 Television Service Free Options. Upon at least three (3) months prior written notice to Row 44, Southwest shall have the option to offer the Television Service on a “free-to-all-passengers” basis for the remainder of the Term.

3.7.7.1 ***

3.7.7.2 ***

3.7.7.3 provided, however, that with respect to each of the foregoing options, the provisions of Section 3.7.4.2 (related to Special Television Content) and Section 3.7.4.3 (related to advertisements) shall remain in effect. Southwest may additionally offer the Television Service on a free promotional (not to all passengers) basis at the existing per passenger price.

 *** Confidential treatment requested.

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3.8 VOD Only Solution. ***

3.9 ***

ARTICLE 4.

AGREEMENTS AND ACKNOWLEDGEMENTS

4.1 Southwest Responsibilities.

4.1.1 Out, On, Off, In (OOOI) Data. OOOI data from Commissioned Aircraft will be provided to Row 44 electronically in real time to support aircraft performance tracking for aircraft in operational service.

4.1.2 Terms of Service; Privacy Policy. The Services will be provided to Southwest’s customers subject to terms of service and a privacy policy prepared (and updated as needed) by Row 44 and approved by Southwest. Southwest shall use Row 44’s Entertainment Portal Service landing page or develop and maintain a landing page (the “Landing Page”) as the first accessible web page when a customer accesses the Wi-Fi Service. The Landing Page will provide an opportunity for each customer to accept the terms of service (including terms for applicable laws for CALEA, etc.) and disclose Southwest’s privacy policy.

4.1.3 No Modification of System Units. Southwest acknowledges and agrees that the configuration and performance of the System Units are critical to the ability for Row 44 to provide the Wi-Fi Service. Therefore, during the Term, Southwest shall not modify or alter the configuration of the System Units without prior notice to Row 44.

4.2 Row 44 Responsibilities.

4.2.1 ***

4.2.2 Technology and Product Enhancements. During the Term, Row 44 agrees to (a) use commercially reasonable efforts to improve and enhance the Services on an ongoing basis so that the Services at all times during the Term represent a leading Internet and Internet based entertainment services system for use on commercial aircraft, (b) provide Southwest a product roadmap (and periodic updates thereto) outlining expected improvements and enhancements of Row 44’s products and services and expansions to Row 44’s coverage areas, including future capabilities of the Services and equipment updates, and (c) meet and confer with Southwest on at least *** basis regarding the foregoing.

If Southwest, in its sole but reasonable discretion, determines that the Services do not represent a leading Internet system then active and in service for use on commercial aircraft, including consideration of all features then provided by Row 44’s system, then Southwest may provide written notice to Row 44 of the same. Thereafter, for a period of ***, the Parties shall meet and confer in good faith regarding improvements to the Row 44 system to make it a leading Internet system and/or the implementation of the alternative leading Internet service technology and features on Southwest’s fleet, including a reasonable timeline for each of the foregoing. After such meet and confer period, Southwest may choose, in its sole discretion, to adopt the improvements offered by Row 44 or continue with the current Service.

 *** Confidential treatment requested.

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In the implementation of any agreed upon improvements or alternative technology, Row 44 agrees: (i) to fund the R&D associated with any such item and (ii) to sell all associated hardware to Southwest at Row 44’s cost. In addition, if the alternative technology implemented results in a modified cost structure for Row 44’s provision of the Services, then the Parties shall implement a proportional adjustment to the prices paid to Row 44 described herein.

If following the foregoing, Southwest reasonably determines that Row 44 is unable or unwilling to implement a feature set that results in a leading Internet system, Southwest may terminate the Agreement without penalty upon *** prior written notice to Row 44.

4.2.3 Third Party Subcontractors. Row 44 shall obtain Southwest’s prior written consent, which Southwest may withhold in its sole discretion, before entering into new agreements with, or materially amending or extending existing agreements with, or otherwise engaging, any subcontractors (including Affiliates of Row 44) that may supply any part of the Deliverables or Services to Southwest. At Southwest’s request, Row 44 shall provide information regarding the subcontractors’ qualifications and a listing of Row 44’s subcontractors’ key personnel including, if requested by Southwest, resumes of proposed subcontractor personnel. Row 44 shall remain directly responsible to Southwest for its subcontractors and shall indemnify Southwest for the actions or omissions of its subcontractors under the terms and conditions specified in ARTICLE 7.

4.2.4 Records. Row 44 shall maintain books of account and records, in accordance with its standard practices and procedures, of all transactions arising in connection with its obligations pursuant to this Agreement for a period of five years from the expiration or earlier termination of this Agreement. Row 44 shall keep and maintain complete and accurate books and records with respect to Row 44’s operations, including information necessary to permit calculation and verification of amounts due hereunder.

4.2.5 Network Maintenance. Exhibit H describes Row 44’s network as of the Effective Date. Row 44 will ***

4.3 Other Agreements and Acknowledgements.

4.3.1 Network Security; Prohibited Actions. Southwest will not engage in, or knowingly permit customers of Southwest to engage in, any of the following activities: (a) any course of action that is intended to or does materially compromise the performance, security or integrity of the servers, computer systems, satellites or any other devices or software connected directly or indirectly to the network comprising the Service; (b) any material increase in traffic levels for malicious or illegal purposes that causes a substantial degradation of performance or denial of service to Row 44 or other customers of Row 44; (c) tampering, hacking or other intrusion or unauthorized access to any system controlled by Row 44 or through which network access is dependent; or (d) the infringement of the legal rights of other network users (including other users of the Service or the Internet), service providers and content providers, except to the extent the Service itself is the cause of the infringement. In the event Southwest or any customer of Southwest undertakes any of the above activities, Row 44 shall, in the event the continuance of such activity is reasonably likely to affect the operation of the Broadband System (including the access controls built into the Broadband System) or Row 44’s network, be authorized to disable access to the Services (including for a particular aircraft or customer of Southwest) until such activity ceases; provided, however, that any disabling of Services will be limited to that reasonably required to protect the Broadband System operations in the applicable circumstance. Notwithstanding the foregoing, Row 44 shall be under no obligation to monitor the content Southwest or customers of Southwest transmit using the Services, except as may be required by applicable Law. Southwest may not resell or redistribute (whether for a fee or otherwise) the Services provided by Row 44, or any portion thereof, except for the sale of access to the Services from Southwest to Southwest’s passengers.

 *** Confidential treatment requested.

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4.3.2 Intellectual Property Ownership.

4.3.2.1 Southwest Information and Materials. All information, materials and technology, including computer software, provided to Row 44 by Southwest in connection with the Service, including modifications, changes and derivatives thereto whether or not created as part of the services provided hereunder (the “Southwest Materials”) are and shall remain the property of Southwest or its licensors, which shall retain all Intellectual Property Rights therein. Row 44 obtains no right, title, or interest therein, except that during the Term Row 44 may use the Southwest Materials for the sole, exclusive and limited purpose of performing the services in connection with the Service in compliance with the terms and conditions of this Agreement. Row 44 shall comply with the terms of any license or other agreement applicable to such Southwest Material. All Southwest Materials shall be subject to the confidentiality provisions of this Agreement. Row 44 shall not encumber the Southwest Materials in any way, and promptly shall return to Southwest any and all Southwest Materials in Row 44’s possession or control upon Southwest’s request and, in any event, upon termination or expiration of this Agreement. For clarity, as between the Parties, Row 44 will own the Intellectual Property Rights in the Row 44 Materials (a) owned by Row 44 prior to the August 13, 2010 or (b) independently created or acquired by Row 44 after August 13, 2010 provided such materials do not constitute a derivative work of or misappropriate or infringe upon any Southwest Materials, Southwest Intellectual Property Rights or Southwest Confidential Information.

4.3.2.2 Row 44 Information and Materials. All information, materials and technology, including computer software, provided to Southwest by Row 44 in connection with the Service, including modifications, changes and derivatives thereto whether or not created as part of the services provided hereunder (the “Row 44 Materials”) are and shall remain the property of Row 44 or its licensors, which shall retain all Intellectual Property Rights therein. Southwest obtains no right, title, or interest therein, except that during the Term Southwest may use the Row 44 Materials for the sole, exclusive and limited purpose of performing its obligations in connection with the Service in compliance with the terms and conditions of this Agreement. Southwest shall comply with the terms of any license or other agreement applicable to such Row 44 Material. All Row 44 Materials shall be subject to the confidentiality provisions of this Agreement

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4.3.3 Audits.

4.3.3.1 Compliance Audits. Within *** following a written request from a Party (an “Auditing Party”), the other Party (the “Responding Party”) shall provide the Auditing Party, such Auditing Party’s auditors (including internal audit staff and external auditors), inspectors, regulators and other reasonably designated representatives as such Auditing Party may from time to time designate in writing (collectively, the “Auditors”), with access to, at reasonable times, data and records relating to the Services for purposes of verifying compliance with this Agreement. The Responding Party shall provide any reasonable assistance that the Auditing Party may reasonably require with respect to such audits. All financial and non-financial transactions resulting from this Agreement shall be documented by Row 44 and subject to audit by the Southwest Auditors. Row 44 and Southwest shall meet to review each audit report promptly and to agree upon an appropriate and effective manner in which to respond to the deficiencies identified and changes recommended by such audit report. Notwithstanding the foregoing, Southwest acknowledges and agrees that the documents and data provided to Southwest shall be subject to reasonable redaction in support of Row 44’s confidentiality obligations and compliance with applicable Law. Each Party shall be responsible for any costs associated with the exercise of its audits rights set forth herein.

4.3.3.2 . Fee and Net Revenue Split Audits. Upon notice from Southwest, Row 44 shall provide the Southwest Auditors with access to such financial books and records and supporting documentation as may be reasonably requested by Southwest’s Auditors. Southwest’s Auditors may audit Row 44’s charges and/or payments to Southwest to determine if such charges and/or payments are accurate and in accordance with this Agreement. If, as a result of such audit, Southwest determines that Row 44 has overcharged or underpaid Southwest, Southwest shall notify Row 44 of the amount of such overcharge or underpayment and Row 44 shall (in addition to any and all other remedies that may be available to Southwest) promptly pay to Southwest the amount of the overcharge or amounts owed due to underpayment, plus interest, calculated from the date of receipt by Row 44 of the overcharged or underpaid amount until the date of payment to Southwest. In addition to Southwest’s rights set forth in this Section 4.3.3.2 , in the event any such audit reveals an overcharge or underpayment to Southwest in excess of *** or more, Row 44 shall (in addition to any and all other remedies that may be available to Southwest) reimburse Southwest for the cost of such audit.

ARTICLE 5.

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 By Row 44:

 *** Confidential treatment requested.

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5.1.1 Performance of the Services. Row 44 represents and warrants to Southwest that Row 44 has the skills, resources and expertise to provide and shall provide all Services in accordance with the terms and conditions of this Agreement. Without limiting the generality of the foregoing, Row 44 represents and warrants to Southwest that: (a) all Services provided under this Agreement shall be provided in a timely, professional and workmanlike manner consistent with the highest industry standards of quality and integrity; provided, however, that where this Agreement specifies a particular standard or criteria for performance, this warranty is not intended to and does not diminish that standard or criteria for performance; and (b) other than the applicable fees set forth herein, no additional cost or expense shall be required of Southwest in order for Row 44 to be able to provide the Services as required under this Agreement.

5.1.2 ***

5.1.3 System Hardware. Except for Row 44’s (or its Vendors) right to receive payment for such System Unit (or component, as applicable), Row 44 represents and warrants to Southwest that each System Unit shall be provided to Southwest free and clear of all liens and encumbrances and when initially provided to Southwest shall be provided in new condition and shall not have been previously refurbished or reconditioned. This warranty shall survive the expiration or termination of this Agreement. ***

5.1.4 No Violation of Laws. Row 44 represents and warrants to Southwest that Row 44, the Broadband System, and each System Unit is not, and covenants that none of them shall be and, to the extent applicable, Southwest’s use of the Broadband System (in conformance with the terms of this Agreement and the other agreements entered into between the Parties in connection with the Broadband System) and each System Unit, shall not be, in violation of any Laws, and Row 44 has not failed, and shall not fail, to obtain any licenses, permits, franchises or other governmental authorizations necessary for the performance of this Agreement, ownership of its properties or the conduct of its business, which violation or failure, either individually or in the aggregate, might adversely affect its business, properties or financial condition, the consummation of the transactions contemplated by this Agreement, or the performance of its obligations hereunder. This warranty shall survive the expiration or termination of this Agreement.

5.1.5 Disabling Code. Row 44 represents and warrants to Southwest that the Broadband System, including the System Software, does not contain any virus, worm, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that would erase data or programming or otherwise cause any of the Deliverables to become inoperable or incapable of being used in the full manner for which it was designed and created (collectively, a “Disabling Code”); provided, that, Disabling Code shall not include (a) features of the Broadband System designed to allow Row 44 to operate its service, including providing network traffic management, (b) features of the Broadband System that allow Southwest to deactivate or modify features of the Broadband System and (c) features of the Broadband System required by Row 44’s applicable regulatory licenses, agreements or applicable Law. In the event a Disabling Code is identified, Row 44 shall take all steps necessary, at no additional cost or expense to Southwest, to: (i) restore and/or reconstruct any and all Confidential Information and data lost by Southwest as a result of such Disabling Code; (ii) furnish to Southwest new Deliverables without the presence of Disabling Codes; and (iii) at the request of Southwest, install and implement such new Deliverables. This warranty shall survive any expiration or termination of this Agreement until Southwest discontinues its use of the applicable Deliverables.

 *** Confidential treatment requested.

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5.1.6 Legal and Corporate Authority. Row 44 represents and warrants to Southwest that: (a) Row 44 is a Delaware corporation, and is qualified and registered to transact business in all locations where the failure to be so qualified would have a material adverse effect on the performance of its obligations hereunder; (b) Row 44 has all necessary corporate rights, powers and authority to enter into and perform this Agreement, and the execution, delivery and performance of this Agreement by Row 44 have been duly authorized by all necessary corporate action; (c) as of the Effective Date, the execution and performance of this Agreement by Row 44 does not violate any Law and does not breach any agreement, covenant, court order, judgment or decree to which Row 44 is a party or by which it is bound; and (d) Row 44 has, and promises that it shall maintain in effect, all governmental licenses and permits necessary for it to provide the Services contemplated by this Agreement. These warranties shall survive the expiration or termination of this Agreement.

5.1.7 Litigation. Row 44 represents and warrants to Southwest that there is no action, suit, claim, investigation or proceeding pending, or to Row 44’s Knowledge, threatened in writing, by or affecting Row 44 or the Services which, if adversely decided, might adversely affect: (a) Row 44’s ability to enter into this Agreement; (b) Row 44’s performance of its obligations herein; or (c) except as previously disclosed to Southwest in writing, Southwest’s or its customers’ use of the Services or Broadband System. At all times during the Term, Row 44 shall promptly notify Southwest of any action, suit, claim, investigation or proceeding initiated by or against Row 44 that may adversely affect Row 44’s ability to perform under this Agreement or Southwest’s use of the Services, including where amounts in dispute may result in a material adverse change in the financial condition of Row 44.

5.1.8 ***

5.1.9 Notification. Row 44 agrees that it shall notify Southwest promptly in writing of the breach or existence of circumstances that could reasonably be expected to result in a breach of any of its representations, warranties or covenants in this Agreement.

5.2 By Southwest:

5.2.1 Legal and Corporate Authority. Southwest represents and warrants to Row 44 that: (a) Southwest is a Texas corporation, and is qualified and registered to transact business in all locations where the failure to be so qualified would have a material adverse effect on the performance of its obligations hereunder; (b) Southwest has all necessary corporate rights, powers and authority to enter into and perform this Agreement, and the execution, delivery and performance of this Agreement by Southwest have been duly authorized by all necessary corporate action; and (c) as of the Effective Date, the execution and performance of this Agreement by Southwest does not violate any Law and does not breach any agreement, covenant, court order, judgment or decree to which Southwest is a party or by which it is bound. These warranties shall survive the expiration or termination of this Agreement.

 *** Confidential treatment requested.

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ARTICLE 6.

PRICING AND PAYMENT

6.1 System Units.

6.1.1 System Unit Cost. Southwest shall pay Row 44 for each System Unit Accepted by Southwest in accordance with the pricing terms agreed to by the Parties as set forth in Exhibit B attached hereto. The charges specified in this Agreement are the total charges for the Deliverables provided to Southwest under this Agreement, and no other fees, costs or expenses may be charged to Southwest except as set forth herein. Row 44 shall have the right to increase pricing for System Units ***  The Parties agree to meet and confer regularly during the Term regarding updates to the System Units and components thereof that may facilitate a decrease in the cost and related prices of the System Units and components thereof. ***

6.2 Services. ***

6.3 Invoice and Payment.

6.3.1 Merchant of Record. Unless sold directly by Southwest or otherwise agreed hereunder, Row 44 shall be the merchant of record for the Services.

6.3.2 Accounting. Within *** Row 44 shall calculate the *** received by Row 44 as well as any fees owed by and to Southwest hereunder, and submit to Southwest: (i) a report for the applicable period detailing the use of the Services and the features included therein, and the System Units purchased by Southwest, in a form to be mutually agreed upon by the parties, (ii) a summary of the calculation of *** for the applicable period in a format to be mutually agreed upon by the parties, and (iii) either a *** for *** for said period, or *** for *** for such period, all in accordance with this Agreement. ***

6.3.3 All payments shall be in United States Dollars and made by wire transfer to such account(s) as designated by Southwest and Row 44 from time to time during the Term. Each party agrees that the respective fees set forth in this Agreement are exclusive of all surcharges and taxes, except for taxes based solely on the net income of a party or its respective business franchise.

 *** Confidential treatment requested.

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6.3.4 Row 44 shall invoice Southwest for System Units (and any overage of fees due to Row 44 in excess of payments due to Southwest), with the invoices being sent to the following address:

Southwest Airlines Co.

***

6.3.5 Except as otherwise provided herein, Southwest shall pay each correct invoice for the purchase of System Hardware or Supplemental Television Hardware within *** following Southwest’s receipt of such invoice (provided that such items have been delivered). Except as otherwise provided herein, Southwest shall pay each correct invoice for all other fees owed hereunder within *** following Southwest’s receipt of such invoice (provided that the Services there under have been performed).

6.3.6 All payments shall be in United States Dollars and made by wire transfer to such account(s) as designated by Row 44 from time to time during the Term. Southwest acknowledges that the prices set forth in this Agreement are exclusive of all applicable fees, surcharges and taxes with respect to the Hardware and Services, except for taxes based solely on the net income of Row 44 or its business franchise.

6.4 Taxes.

6.4.1 Row 44 Tax Withholding Where Row 44 is the merchant of record, Row 44 shall pay and agrees to indemnify and hold Southwest harmless from any taxes (except for taxes based on net income or capital or any franchise taxes, excess profit taxes or other taxes levied on Southwest’s business) imposed by any federal, state, or local government in connection with this Agreement. If a claim is made against Southwest for any such taxes, Southwest will promptly notify Row 44. If requested by Row 44 in writing, Southwest will, at Row 44’s expense, take such action as Row 44 may reasonably direct with respect to such asserted liability and will not pay such taxes except under protest. If payment is made, Southwest will, at Row 44’s expense, take such action as Row 44 may reasonably direct to recover payment and will, if requested, permit Row 44 in Southwest’s name to file a claim or commence an action to recover such payment. If all or any part of any such taxes is refunded, Southwest will repay Row 44 such part thereof as Row 44 will have paid.

As Southwest’s designated service provider, Row 44 shall receive and execute Southwest’s direction with respect to the collection of taxes from Southwest passengers in the provision of the Services provided under this Agreement. Prior to the launch of any Entertainment Portal Service feature an assessment of the tax implications of such feature shall be performed by Row 44 and the parties shall mutually agreed on a best practices for the collection and remittance of any applicable tax for such Service.

6.4.3 Southwest Tax Withholding. Where Southwest is the merchant of record, Southwest shall pay and agrees to indemnify and hold Row 44 harmless from any taxes (except for taxes based on net income or capital or any franchise taxes, excess profit taxes or other taxes levied on Row 44’s business) imposed by any federal, state, or local government in connection with this Agreement. If a claim is made against Row 44 for any such taxes, Row 44 will promptly notify Southwest. If requested by Southwest in writing, Row 44 will, at Southwest’s expense, take such action as Southwest may reasonably direct with respect to such asserted liability and will not pay such taxes except under protest. If payment is made, Row 44 will, at Southwest’s expense, take such action as Southwest may reasonably direct to recover payment and will, if requested, permit Southwest in Row 44’s name to file a claim or commence an action to recover such payment. If all or any part of any such taxes is refunded, Row 44 will repay Southwest such part thereof as Southwest will have paid.

 *** Confidential treatment requested.

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6.4.4 Section 1441:

6.4.4.1 Documents Required/Failure to Provide Document. Row 44 hereby agrees to provide Southwest with any documentation requested by Southwest to allow Southwest to comply with its obligations under Section 1441 of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (collectively, “Section 1441”), including without limitation, (i) a valid U.S. Taxpayer Identification Number, and (ii) a properly completed Form W-8BEN, Form W-8ECI, Form W-8IMY, as applicable, or any similar form requested by Southwest. If Row 44 fails to provide any such documentation to Southwest upon *** written notice from Southwest then, notwithstanding any provision of this Agreement to the contrary, Southwest shall thereafter have the right to (i) withhold any amounts due to Row 44 under this Agreement until Row 44 complies with this Section, (ii) withhold any amounts required by Section 1441 with respect to any payments due to Row 44 under this Agreement and deposit such amounts with the Internal Revenue Service, or (iii) terminate this Agreement.

6.4.4.2 Continuing Obligation/Failure to Provide. Row 44 shall have the obligation during the term of this Agreement to update any information provided to Southwest under Section 6.4.4 and shall provide Southwest with any additional documentation or forms requested by Southwest for compliance with Section 1441. If Row 44 fails to comply with this Section upon *** written notice from Southwest then, notwithstanding any provision of this Agreement to the contrary, Southwest shall thereafter have the right to (i) withhold any amounts due to Row 44 under this Agreement until Row 44 complies with this Section, (ii) withhold any amounts required by Section 1441 with respect to any payments due to Row 44 under this Agreement and deposit such amounts with the Internal Revenue Service, or (iii) terminate this Agreement.

6.4.4.3 Tax Indemnity. Row 44 shall defend, indemnify and hold harmless Southwest, its affiliates, and their respective officers, directors, agents and employees from and against any and all claims, threatened or actual, brought by United States taxing authorities under Section 1441 as a result of or arising out of Row 44’s breach of its obligations under this Section 6.4. Row 44 agrees to pay, without limitation, any litigation costs, attorneys’ fees, penalties, interest or any tax incurred by Southwest as a result of or arising out of Row 44’s breach of its obligations under this Section 6.4.

 *** Confidential treatment requested.

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ARTICLE 7.

INDEMNIFICATION AND INSURANCE

7.1 Indemnity By Row 44. Subject to Section 11.10 , Row 44 shall be liable to and shall indemnify, defend and hold harmless Southwest, and its subsidiaries and Affiliates and their respective directors, officers and employees and permitted assigns from and against any Losses arising out of, connected with or resulting from following:

7.1.1 Use of the Services or System Units in conformance with the requirements of this Agreement and applicable Law and in connection with the use of the Broadband System;

7.1.2 any act or omission where there was a duty to act, by Row 44 or its Affiliates or any of their respective employees, officers, directors, shareholders or agents hired by Row 44 or its Affiliates;

7.1.3 any breach by Row 44 or its Affiliates of a covenant, representation or warranty herein;

7.1.4 the failure of Row 44 or its Affiliates or the Services or the Broadband System to comply with any applicable Laws; or

7.1.5 personal injury or property damages arising out of, connected with or resulting from any act or omission where there was a duty to act, by Row 44 or its subcontractors, suppliers, personnel or agents.

Amounts owing under this ARTICLE 7 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such liability. The terms of this ARTICLE 7 shall survive the termination or expiration of this Agreement.

7.2 Intellectual Property Indemnity. Row 44 shall be liable to and shall indemnify, defend and hold harmless Southwest, and its subsidiaries and Affiliates and their respective directors, officers and employees and permitted assigns from and against any Losses arising out of, connected with or resulting from any claim arising out of or relating to any infringement, inducement of infringement, dilution, misappropriation or other violation of any third party Intellectual Property Rights arising from: (a) the materials and/or technology provided or approved for use by Row 44 in connection with the Broadband System; (b) the System Units or components thereof; or (c) the Services or Southwest’s or its passengers’ use thereof. In the event either Party makes a good faith determination that a third party claim as described in the preceding sentence will not be fully and finally dismissed, then upon such Party’s election, in addition to its other obligations set forth in this Section 7.2, Row 44 shall as promptly as practicable either (i) procure for Southwest the right to use the Services or System Units free of such liability for infringement, (ii) replace the applicable Service or component with a non-infringing interchangeable substitute of at least similar performance and capability, or (iii) modify the applicable Service or component so that it becomes non-infringing without materially impairing its performance or interchangeability, or (iv) if none of the above is practical, remove the System Units from Southwest’s aircraft at Row 44’s expense. Notwithstanding the foregoing, Row 44 intellectual property indemnity obligations under this Section 7.2 shall not apply to the extent the applicable Loss would not have occurred but for any of the following: (A) Southwest’s use of the System Units or Services in a manner for which they were neither contemplated nor designed, (B) the use of the Services or System Units modified in an unauthorized manner by a party other than Row 44 or any party under the direction of Row 44, (C) any combination of a Service or a System Unit by a party other than Row 44 or any party under the direction of Row 44 with any other service, device, equipment or technology, other than as necessary or foreseeable for reasonable use of the Broadband System or any component thereof, (D) the failure by Southwest to use a non-infringing interchangeable substitute Service furnished by Row 44, at no additional cost, expense or undue burden to Southwest, to avoid further infringement, and (E) the infringement of a third party’s Intellectual Property Rights by any intellectual property owned, controlled or licensed by Southwest (other than intellectual property controlled or licensed by Southwest pursuant to this Agreement or the Supply Agreement).

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7.3 Indemnity by Southwest. Subject to Section 11.10, Southwest shall be liable to and shall indemnify, defend and hold harmless Row 44, and its subsidiaries and Affiliates and their respective directors, officers and employees and permitted assigns from and against any Losses arising out of, connected with or resulting from Southwest’s negligence or willful misconduct and resulting in injury to or death to any person or material loss or damage to any property.

7.4 Third Party Actions. A party entitled to indemnification hereunder (an “Indemnified Party”) shall give prompt written notice to the Party that is obligated to provide indemnification hereunder (an “Indemnifying Party”) of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “third party action”) in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this ARTICLE 7 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third party action on such terms as it deems appropriate; provided, however, that:

7.4.1 The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third party action (provided, however, that the Indemnifying Party shall pay the attorneys’ fees of the Indemnified Party if (a) the employment of separate counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such third party action, (b) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third party action, (c) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (d) the Indemnified Party’s counsel shall have advised the Indemnified Party that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

7.4.2 The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third party action or any liability in respect thereof;

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7.4.3 No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third party action; and

7.4.4 The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third party action (a) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time, (b) to the extent the third party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party, or (c) if the third party action seeks damages in excess of the amount recoverable from the Indemnifying Party under Section 11.10.

7.5 Cooperation. The parties hereto shall extend reasonable cooperation in connection with the defense of any third party action pursuant to this ARTICLE 7 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

7.6 Insurance.

7.6.1 Row 44, at its own expense, shall procure and maintain during the Term, policies of insurance that include the following coverage: (a) Aviation Products Liability Insurance: Covering against any and all liabilities which Row 44 becomes legally obligated to pay as damages because of personal injury, sickness or disease, including death at any time resulting therefrom sustained by any person and because of injury to or destruction of property including the loss of use thereof arising out of or in connection with the handling, use of or any condition existing in the Broadband System (“Products Hazard”), including training aids, instructions, manuals, drawings, engineering or other data, engineering or other advice and/or services and/or labor given or supplied by Row 44 relating to the Broadband System, which arises out of, results from or is in connection with an accident which is neither expected nor intended (an “Occurrence”) arising out of the Products Hazard in the amount of US$100,000,000 per occurrence and in the amount of US$100,000,000 in the aggregate; (b) Grounding Liability Insurance: Covering against any and all liabilities which Row 44 becomes legally obligated to pay as damages for loss of use of completed aircraft occurring after delivery and acceptance of the Broadband System by Southwest and caused by a grounding (the complete and continuous withdrawal from all flight operations at or about the same time of one or more aircraft due to a mandatory order of the FAA or EASA due to an existing, alleged or suspected like defect, fault or condition affecting the safe operation of two or more like model aircraft) following an Occurrence arising out of the Products Hazard in the amount of US$100,000,000 per occurrence and in the amount of US$100,000,000 in the aggregate and the combined coverage under this Section 7.6.1 is US$100,000,000 in the aggregate; (c) Non-Aviation Commercial General Liability Insurance: Covering against any and all liabilities which Row 44 becomes legally obligated to pay as damages for non-aviation related exposures (Commercial General Liability Insurance) and exposures over and above the underlying General Liability policies (Umbrella Excess Liability Insurance) in the amount of US$100,000,000 in the aggregate; (d) Workers' Compensation Insurance for its own employees that meets the statutory limits of the states in which Row 44 operates and all federal statutes and regulations, (e) Employers Liability of not less than $1,000,000 combined single limit per occurrence, and (f) Comprehensive Automobile Liability (including Automobile Non-Ownership Liability) with a combined single limit of not less than $5,000,000 per occurrence (provided that Row 44 shall have thirty (30) days following the Effective Date in which to obtain such Comprehensive Automobile Liability coverage). Southwest and all subsidiary and affiliated companies are to be named as additional insureds under the aforementioned policies.

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7.6.2 Insurance certificates and notices of modification or termination shall clearly state Row 44’s name and shall be sent to:

Southwest Airlines Co.

***

ARTICLE 8.

TERM AND TERMINATION

8.1 Term. The initial term of the Agreement will shall commence on the Effective Date and shall continue until December 31, 2020 (the “Term”).

8.2 Termination by Row 44 for Failure to Pay. Each Party may terminate this Agreement upon the failure of the other Party to pay any undisputed amount when due hereunder, if such failure continues for 10 days after the receiving Party provides the paying Party with written notice of such failure.

8.3 Termination by Either Party for Breach or Insolvency. Either Party shall have the right to terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

8.3.1 Upon the breach of any representations, warranties or obligations by the other Party if the breaching Party has not cured such breach within 60 day after written notice thereof by the non-breaching Party; or

8.3.2 immediately upon written notice, if (a) the other Party, pursuant to or within the meaning of Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for any substantial part of its property, or (iv) makes a general assignment for the benefit of its creditors, or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the other Party in an involuntary case, (ii) appoints a custodian of the other Party or for any substantial part of its property, or (iii) orders the winding up or liquidation of the other Party.

 *** Confidential treatment requested.

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8.4 Termination by Southwest. Southwest may terminate this Agreement if:

8.4.1 Southwest determines that Row 44’s financial condition makes it reasonably likely that (a) Row 44 will (i) be unable to (1) continue as a going concern, (2) pay its debts as they become due, or (3) fulfill its obligations under this Agreement (including without limitation those set forth in Section 4.2), or (ii) pursuant to or within the meaning of Bankruptcy Law, (1) commence a voluntary case, (2) consent to the entry of an order for relief against it in an involuntary case, (3) consent to the appointment of a custodian of it or for any substantial part of its property, or (4) make a general assignment for the benefit of its creditors, or (b) a court of competent jurisdiction will enter an order or decree under any Bankruptcy Law that (i) is for relief against Row 44 in an involuntary case, (ii) appoints a custodian of Row 44 or for any substantial part of its property, or (iii) orders the winding up or liquidation of Row 44;

8.4.2 Row 44 fails to meet any Service Level for more than twelve percent of Southwest’s Commissioned Aircraft for (a) three consecutive months or (b) four months out of any consecutive six months period, and in no event shall any such failure be subject to a cure period.

8.4.3 Any Regulatory Authority takes any action, any Law is enacted, or any action, suit, claim, investigation or proceeding is initiated, or any Regulatory Approval is not obtained, in each case that adversely impacts or adversely conditions, or is reasonably expected to adversely impact or adversely condition, Southwest’s ability to deliver the Wi-Fi Service to its passengers; or

8.4.4 Row 44 assigns or otherwise transfers this Agreement (within the meaning of Section 11.1) without the prior written consent of Southwest (provided that (a) Southwest must provide at least six months advance notice of a termination pursuant to this Section 8.4.4 and (b) such notice of termination must be provided no later than one year after such assignment or transfer by Row 44).

8.5 Effect of Expiration or Termination of this Agreement for Any Reason. Upon the expiration or termination of this Agreement by either Party for any reason, the following provisions will apply:

8.5.1 Subject to Southwest’s rights to use materials placed in escrow hereunder, each Party will return the originals and any copies of the other Party’s Confidential Information and Proprietary Information; provided, that, each Party may retain copies of any Confidential Information or Proprietary Information that is subject to a continuing license pursuant to a fully executed written agreement between the Parties, and one copy of the other Party’s Proprietary Information in possession of its legal counsel for the purposes of monitoring its obligations hereunder and exercising any surviving rights;

8.5.2 Subject to Section 11.10, neither Party will be relieved of any liability or obligation of such Party that accrued, or which arose during or relates to any period, prior to the effective date of such termination, including without limitation any payment obligations; and

8.5.3 The provisions of ARTICLE 1, Sections 2.6, 3.3.6, 4.2.4, 4.3.2, 4.3.3, 5.1.2, 5.1.3, 5.1.4, 5.1.5, 5.1.6, 5.2, 6.3, 6.4, 7.1, 7.2, 7.3, 7.4, 7.5, ARTICLE 8, ARTICLE 9, ARTICLE 10 and ARTICLE 11, as applicable, will survive the expiration or termination of this Agreement and remain in full force and effect in accordance with their terms.

8.6 Remedies Cumulative and Nonexclusive. All of the non-breaching Party’s remedies will be cumulative, and the exercise of one remedy hereunder by the non-breaching Party will not be deemed to be an election of remedies.

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8.7 Rights In Bankruptcy. The Parties agree that Row 44 is a licensor to Southwest of intellectual property (as defined in 11 U.S.C. § 101 (35A), including trade secrets, inventions, process and design). In addition to all other rights and remedies that Southwest has or may come to have at law, in equity, or otherwise under this Agreement or applicable bankruptcy and non-bankruptcy law, in the event that Row 44 were to become a debtor or debtor in possession under Title 11 of the United States Code, Southwest shall be entitled to all rights under Title 11 of the United States Code, and specifically those rights afforded by 11 U.S.C. § 365(n) of Title 11 of the United States Code in the event of any rejection of this Agreement under 11 U.S.C. § 365.

8.8 Operations after Termination. ***

8.9 Notice of Termination. All termination notices delivered by either Party in connection with this Agreement must be delivered in writing.

8.10 Wind Down. ***

8.11 Post-Termination Assistance. ***

ARTICLE 9.

DISPUTE RESOLUTION

9.1 Escalation. Upon the occurrence of any event that, pursuant to the express provisions of this Agreement, is subject to the escalation provisions set out in this Section 9.1, or upon the occurrence of any other material Dispute under this Agreement by written notice by a Party to the other Party, the following procedures shall apply:

9.1.1 The Parties will attempt to resolve the Dispute promptly by negotiations between a designated Southwest Vice President and the Chief Executive Officer of Row 44, or their respective designees (collectively, the “Senior Officers”). The Senior Officers will meet in person or by telephone within 10 Business Days after the notice of the Dispute and attempt in good faith to resolve the Dispute.

9.1.2 In the event the Senior Officers do not resolve the Dispute within 30 Business Days from receipt of notice of a Dispute (which time period may be extended by written agreement of the Senior Officers), either Party may refer the Dispute to arbitration in accordance with Section 9.2.

9.2 Binding Arbitration.

9.2.1 Any controversy, dispute or claim (whether lying in contract or tort) between the Parties arising out of or related to this Agreement or the breach, termination or validity thereof (“Dispute”) shall, after the expiration of the time period set forth in Section 9.1.2 at the request of any Party be submitted to arbitration in accordance with this Section 9.2.

 *** Confidential treatment requested.

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9.2.2 All Disputes shall, except as provided herein, be solely and finally settled by a single arbitrator; provided, however, in the event the amount in controversy, whether in an individual Dispute or in the aggregate as to multiple Disputes between the Parties, is ***, the Parties agree to submit such Disputes to a board of arbitrators consisting of three arbitrators, as set forth below (the term “Arbitrators” shall refer to the board of arbitrators or the single arbitrator, as applicable). The arbitration proceedings shall be held in Dallas, Texas, and except as otherwise may be provided in this Section 9.2, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (the “AAA”).

9.2.3 If either Party determines to submit a Dispute for arbitration pursuant to this Section 9.2, such Party shall furnish the other Party to the Dispute with a dated, written statement (the “Arbitration Notice”) indicating (i) such Party’s intent to commence arbitration proceedings, (ii) the nature, with reasonable detail, of the Dispute, and (iii) the remedy or remedies such Party will seek. Where the Parties use a single arbitrator, within *** of the Arbitration Notice, the Parties shall select a single arbitrator from a list of members of the AAA’s National Panel of Commercial Arbitrators. If the parties use a single arbitrator, that arbitrator must be “neutral.” A “neutral” arbitrator shall be a Party who would not be subject to disqualification under rule No. 17 of the AAA Rules. If the Parties do not reach agreement on the selection of a single arbitrator within the *** period, the AAA shall have the right to make such selection upon the request of any Party to the arbitration proceedings. Where the Parties use a board of arbitrators, within *** of the date of the Arbitration Notice, the Party commencing the arbitration (the “Petitioner”) and the Party with whom the Petitioner has its Dispute (the “Respondent”) shall each select one qualifying arbitrator (and provide written notice of such selection to the Respondent and Petitioner). A “qualifying” arbitrator is a Party who is not (i) an Affiliate of either the Petitioner or Respondent or (ii) counsel to any such Party at such time. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the *** period, the AAA shall have the right to make such selection upon the request of any party to the arbitration proceedings. (Such qualifying arbitrators hereafter may be referred to, respectively, as the “First Arbitrator” and the “Second Arbitrator.”).

 *** Confidential treatment requested.

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9.2.4 Within *** following their selection, the First Arbitrator and Second Arbitrator shall mutually select (and provide written notice to the Respondent and the Petitioner of such selection) a third arbitrator (the “Third Arbitrator”) from a list of members of the AAA’s National Panel of Commercial Arbitrators. The Third Arbitrator must be “neutral.” A “neutral” arbitrator shall be an individual who would not be subject to disqualification under rule No. 17 of the AAA Rules. At any time within *** after the date of the Arbitration Notice, the Petitioner and Respondent can make discovery requests of the other (including requests for delivery of documents, production of witnesses for deposition testimony and delivery of interrogatory responses). The recipient of a discovery request shall have *** after the receipt of such request to object to any or all portions of such request and make an application to the Arbitrators to limit the scope of such discovery request, and shall respond to any portions of such request not so objected to within *** of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. Within five Business Days after the end of the period for the submission by the requested party of an application to limit the discovery request, the Arbitrators shall grant or deny such discovery request, in whole or in part, to the extent the Arbitrators determine such discovery is or is not, as the case may be, reasonably necessary to enable the requesting party to obtain information relevant to the Dispute without unreasonably burdening the requested party. The requested party shall comply with a discovery request granted by the Arbitrators within ***after such discovery request is granted, or within such longer period as the Arbitrators may determine upon application of the requested party for extension thereof for reasonable cause. Neither party shall be permitted to make more than one application for discovery to the Arbitrators. All depositions shall be taken in the city in which the Person being deposed resides or has its principal place of business, unless otherwise agreed by the parties. The Arbitrators are not authorized to subpoena documents or perform independent investigations. Hearings must commence no later than *** following the date of the Arbitration Notice and such hearings shall be conducted for no more than five Business Days. Each of the Petitioner and the Respondent shall submit a brief, outlining such party’s claim for relief or defense to any claim, to the other and to the Arbitrators on or before the tenth day before the date of the first hearing. Reply briefs must be exchanged and submitted to the Arbitrators on or before the third day before the date of the first hearing.

9.2.5 The Respondent and Petitioner shall each submit to the Arbitrators within 20 days following the last hearing a proposed order for disposing of the Dispute(s) presented. The final decision of the Arbitrators is due on or before the thirtieth day following the date of the last hearing. The Arbitrators shall issue a final decision that, in their judgment, is consistent with the terms of this Agreement, the intent of the parties, and Law, as supported by evidence presented by the Petitioner and Respondent in the arbitration proceeding or, if the subject matter of the Dispute is not clearly addressed in or determinable under this Agreement, that, in their opinion, would be most fair to the Petitioner and Respondent. The Arbitrators shall have no authority to award any punitive, special or exemplary damages. The Arbitrators shall be required to provide reasons for their decision. The foregoing time periods and procedural steps may be modified or extended by the Arbitrators in their discretion to the extent they deem necessary to prevent fundamental unfairness; provided that, at all times the Arbitrators shall be mindful of the parties’ desire for the most expeditious possible resolution of Disputes.

9.2.6 To the extent permissible under applicable Law, the Parties agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the Parties or their assets. It is the intent of the Parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable Law, including the Federal Arbitration Act, 9 U.S.C. § 2. Nothing contained in this Section 9.2 shall prevent the Parties from seeking injunctive relief or require arbitration of any issue for which injunctive relief is sought by either Party hereto.

9.3 Governing Law; Jurisdiction; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES). FOR ANY PROCEEDINGS IN AID OF ARBITRATION UNDER SECTION 9.2 OR ANY REQUEST FOR INJUNCTIVE RELIEF, EACH PARTY EXPRESSLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OF DELAWARE AND TO THE VENUE OF FEDERAL AND STATE COURTS SITUATED IN KENT COUNTY, DELAWARE, AND AGREES TO ACCEPT SERVICE OF PROCESS BY REGISTERED MAIL. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION IT MIGHT OTHERWISE HAVE TO SUCH VENUE AND ANY RIGHT TO REMOVE OR TRANSFER JURISDICTION TO ANY OTHER FORUM.

 *** Confidential treatment requested.

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ARTICLE 10.

CONFIDENTIALITY, PUBLICATION AND PUBLICITY

10.1 Confidentiality. All Confidential Information disclosed by or on behalf of one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed to a third party or used for any purpose whatsoever except as follows:

10.1.1 If a Party reasonably believes based on advice of outside counsel that the Confidential Information is required to be disclosed (a) to governmental or other regulatory agencies in order to obtain patents or (b) to comply with applicable stock exchange requirements or Securities and Exchange Commission regulations, then such disclosure may be made only to the extent reasonably necessary to obtain patents or approvals, or to comply with such requirements and regulations as appropriate, and such receiving Party seeks confidential treatment to the extent reasonably practicable;

10.1.2 If a Party reasonably believes it is necessary for Confidential Information to be disclosed to employees, agents, consultants, Affiliates and/or other third parties for the purpose of conducting activities permitted under this Agreement in accordance with this Agreement, Confidential Information may be disclosed to such employees, agents, consultants, Affiliates and/or other third parties only to the extent necessary, and only if such individuals agree to be bound by confidentiality obligations substantially equivalent to the terms herein;

10.1.3 If a Party reasonably believes it is necessary to disclose the terms and conditions of this Agreement to actual or prospective investors, lenders, real estate or equipment lessors or acquirors or other potential or current financing sources of a Party (collectively “Financing Sources”), such terms and conditions may be disclosed to such Financing Sources provided that the Financing Sources agree to be bound by confidentiality obligations substantially equivalent to the terms herein; or

10.1.4 If a Party reasonably believes that Confidential Information is required to be disclosed by law, regulation, request from a governmental or other regulatory agency or court order, then provided that notice of such disclosure is promptly delivered to the disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations, and provided further that the receiving Party works in good faith with the disclosing Party to seek confidential treatment of such disclosure and to disclose only to the extent reasonably necessary to comply with the applicable law or court order, such Confidential Information may be disclosed to the extent legally required. If such required disclosure involves filing information with the SEC, then, in addition to the notification obligation above, the Parties will cooperate in making any request for confidential treatment from the SEC that a Party may deem necessary to protect trade secrets and other commercial and financial information the disclosure of which could result in competitive harm.

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10.2 Publicity. Subject to Section 10.1, any publication, news release or other public announcement relating to this Agreement or the terms hereof that either Party wishes to release shall first be provided to the other Party for review within a reasonable period in advance, and the submitting Party shall not release such announcement without the prior written consent of the other Party.

10.3 Employees and Consultants. Each Party hereby agrees and covenants that all of its employees and consultants and all of the employees and consultants of its Affiliates who participate in any activities under this Agreement or have access to any Confidential Information or Proprietary Information are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information or Proprietary Information in confidence and not to use or transfer such information or materials except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates to use, reasonable commercial efforts to enforce such obligations.

ARTICLE 11.

OTHER PROVISIONS

11.1 Assignment. In the event that either Party desires to assign or otherwise transfer this Agreement or any obligation of such Party hereunder (the “Assigning Party”), the Assigning Party shall seek the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed (the “Remaining Party”) (it being understood that for purposes of the foregoing restriction on assignment and transfer, a change of control of either Party (directly or indirectly, and whether by merger, consolidation, share exchange, stock sale or other similar transaction) and sale of all or substantially all of the assets of a Party, shall be deemed to constitute an assignment or transfer); provided, however, that Southwest may assign this Agreement and the rights, obligations and interests of Southwest, in whole or in part, to any of its Affiliates, to any purchaser of all, or substantially all, of its assets or to any successor corporation resulting from any merger, consolidation, share exchange, stock sale or other similar transaction, and provided further that Row 44 may assign or sell its rights to receive any amounts due hereunder. If the Remaining Party does not provide its consent within 30 days after a request for consent by the Assigning Party, then the Remaining Party shall be deemed to have withheld its consent. In the event that the Remaining Party consents to any assignment or transfer proposed by the Assigning Party, then this Agreement shall continue in full force and effect according to its terms from and after such assignment or transfer, with the assignee or transferee being substituted herein for the Assigning Party. In the event that Southwest does not consent to a proposed Row 44 assignment or transfer, and Row 44 completes the assignment or transfer, then this Agreement shall continue in full force and effect according to its terms from and after such assignment or transfer, with the assignee or transferee being substituted herein for the Assigning Party, and Southwest will have the termination right set forth in Section 8.4.4. This Agreement will inure to the benefit of Southwest and Row 44 and their respective successors.

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11.2 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties will in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

11.3 Notices. All notices, documents or other communications that are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by telefacsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

***

With a copy to:

***

***

With a copy to:

***

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed delivered (i) if sent by mail, as aforesaid, on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, (ii) if sent by telefacsimile, as aforesaid, when sent (with confirmation of receipt), and (iii) if sent by courier or hand delivered, as aforesaid, when received.

11.4 Entire Agreement. This Agreement, the exhibits hereto, and, when executed, the agreements contemplated herein, contain the entire understanding of the Parties with respect to the subject matter hereof, and all express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by the same. Except as expressly set forth in this Agreement, this Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties. The exhibits to this Agreement are deemed incorporated herein as if directly set forth herein in their entirety.

 *** Confidential treatment requested.

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11.5 Independent Contractors. It is expressly agreed that Row 44 and Southwest will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Row 44 nor Southwest will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior consent of the other Party.

11.6 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.7 Counterparts. This Agreement may be executed in identical duplicate copies exchanged by telefacsimile transmission. The Parties agree to execute two identical original copies of this Agreement after exchanging signed telefacsimile versions. Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.

11.8 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

11.9 Force Majeure. Either Party’s timely performance of any part of this Agreement, other than payment obligations, shall be excused to the extent that it is hindered, delayed or otherwise made impractical by any cause beyond the reasonable control of that Party and not caused by the negligence of the non-performing Party (collectively referred to as “Force Majeure”). If any Force Majeure condition(s) occur, the non-performing Party shall make reasonable efforts to notify the other Party of the nature of any such condition and the extent of the delay, and shall make reasonable, good faith efforts to resume performance as soon as possible.

11.10 Liability Limitations. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, ROW 44 SPECIFICALLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE SERVICES PROVIDED BY ROW 44 HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND OR NATURE (INCLUDING LOST PROFITS AND LOST REVENUES), WHETHER FORESEEABLE OR NOT, ARISING OUT OF OR RELATING TO THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSSES OR DAMAGES OF ANY KIND OR NATURE ARISING OUT OF RELATING TO THIS AGREEMENT IN EXCESS OF THE TOTAL AMOUNT ACTUALLY PAID TO AND RECEIVED BY ROW 44 FROM SOUTHWEST DURING THE 12 MONTH PERIOD PRIOR TO SUCH CLAIM, WHICH AMOUNT WILL BE THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY HEREUNDER. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT ANY LIABILITY WITH RESPECT TO (A) AN OBLIGATION OF INDEMNITY SET FORTH IN THIS AGREEMENT, (B) FOR DAMAGES RESULTING FROM A BREACH OF AN OBLIGATION OF CONFIDENTIALITY, (C) A BREACH OF THE OBLIGATIONS IN EXHIBIT J HEREUNDER, (D) FOR PERSONAL INJURY OR PATENT INFRINGEMENT OR (E) ANY RIGHT OR REMEDY AVAILABLE TO SOUTHWEST AT LAW OR EQUITY BASED ON ROW 44’S FRAUDULENT ACTS, FRAUDULENT OMISSIONS OR INTENTIONAL MISREPRESENTATIONS. THE PAST, PRESENT OR FUTURE DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS OF SOUTHWEST AND ITS AFFILIATES SHALL NOT HAVE ANY PERSONAL LIABILITY OR OBLIGATION TO ROW 44 ARISING UNDER THIS AGREEMENT.

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11.11 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or will be construed to confer upon or to give to any third party any rights or remedies by reason of this Agreement. Except as otherwise expressly provided in this Agreement, there are no intended third party beneficiaries under or by reason of this Agreement.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

SOUTHWEST AIRLINES CO.		ROW 44, INC.

By:	/s/ Dave Ridley	By:	/s/ John LaValle
Name:	Dave Ridley	Name:	John LaValle
Title:	SVP – Chief Marketing Officer	Title:	CEO

Signature Page to Amended and restated supply and services Agreement

EXHIBIT A

Definitions

“AAA” has the meaning set forth in Section 9.2.2.

“AAA Rules” has the meaning set forth in Section 9.2.2.

“Acceptance” has the meaning set forth in Section 2.1.2.

“Additional Included Services” has the meaning set forth in Section 3.3.

“Affiliate” means an individual, trust, business trust, joint venture, partnership, corporation, association or other legal entity that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with an entity. For purposes of this definition only, “Control” and, with correlative meanings, the terms “Controlled by” and “under common Control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity.

“Agreement” has the meaning set forth in the Preamble.

“Arbitration Notice” has the meaning set forth in Section 9.2.3.

“Arbitrators” has the meaning set forth in Section 9.2.2.

“Assigning Party” has the meaning set forth in Section 11.1.

“Auditing Party” has the meaning set forth Section 4.3.3.1.

“Auditors” has the meaning set forth in Section 4.3.3.1.

“Authenticate” or “Authentication” has the meaning set forth in Section 3.2.1.1.

“Available” has the meaning set forth in Exhibit E.

“Bankruptcy Law” means Title 11, United State Code, or any similar Federal or state law for the relief of debtors.

“Basic Web Analytics” means the measurement, collection, analysis and reporting of internet data, including internet usage, substantially as provided to Southwest by Row 44 with respect to use of the Broadband System on Southwest aircraft as of the Effective Date, including, without limitation, access to the Row 44 live web portal regarding usage and reports from free applications such as Google Analytics regarding usage of the Service.

“Broadband System” means the satellite based broadband internet system composed of the System Software, the System Hardware and all other hardware and software components necessary for the system to operate in accordance with the Specifications (as defined in the Supply Agreement).

Exhibit A-1

“Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in either New York, New York or Dallas, Texas are required by law to remain closed.

“Commissioned Aircraft” has the meaning set forth in Section 3.1.

“Commissioning Procedure” has the meaning set forth in Section 3.1.

“Confidential Information” means the terms and conditions of this Agreement, information disclosed by a Party to the other Party in connection with this Agreement or the performance of its obligations hereunder, or related to any use, method, compound, research project, work in progress, future development, scientific, engineering, manufacturing, marketing, business plan, Know-How, and financial and personnel matters relating to a Party, or its present or future products, sales, suppliers, employees, investors or business, whether disclosed in oral, written, graphic or electronic form, and whether or not specifically marked as confidential or proprietary, other than information that (a) is known by recipient at the time of its receipt, and not through a prior disclosure by or on behalf of the disclosing Party, as documented by contemporaneous business records; (b) is properly in the public domain through no fault of the recipient; (c) is subsequently disclosed to the recipient by a third party who may lawfully do so and is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written business records in existence prior to the receipt of such information from the disclosing Party; or (d) is developed by the recipient independently of, and without reference to or use of, the information received from the disclosing Party. For the avoidance of doubt, any and all information provided by Southwest’s passengers to Row 44 or otherwise collected by Row 44 from Southwest’s customers shall be considered Southwest’s Confidential Information hereunder.

“Content Control Services” has the meaning set forth in Section 3.5.2.

“Content Control Services” has the meaning set forth in Section 3.5.2.

“Defect” means any failure of the Deliverables, or components thereof, to operate in accordance with or otherwise conform to the applicable Specifications.

“Deliverable” means all work product and other deliverables, and all related written reports, requirements documents (including newly created technical and non-technical data embodied therein), specifications, program materials, flow charts, notes, outlines and the like, and all intermediate and partial versions thereof, that are developed, authored, conceived, originated, prepared, or otherwise created by Row 44 or its employees, agents or subcontractors for or on behalf of Southwest under this Agreement, including the System Software and each System Unit delivered pursuant to a Purchase Order.

Exhibit A-2

“Designated Aircraft” means the aircraft identified by Southwest on which the Broadband System will be installed.

“Disabling Code” has the meaning set forth in Section 5.1.5.

“Dispute” has the meaning set forth in Section 9.2.1.

“Documentation” means the Specifications and any other documentation associated with the Broadband System.

“Effective Date” has the meaning set forth in the Preamble.

“Elected Services” has the meaning set forth in Section 3.5.

“Enplanement” means an enplaned Southwest customer as reported publicly by Southwest to the Department of Transportation and in its earnings releases.

“Entertainment Portal” means ***

“Entertainment Portal Service” means the services to be provided by Row 44 in connection with the Entertainment Portal as set forth in Section 3.4.

“FAA” means the Federal Aviation Administration.

“FCC” means the Federal Communications Commission.

“Financing Sources” has the meaning set forth in Section 10.1.3.

“First Arbitrator” has the meaning set forth in Section 9.2.3.

“Force Majeure” has the meaning set forth in Section 11.9.

“Indemnified Party” has the meaning set forth in Section 7.4.

“Indemnifying Party” has the meaning set forth in Section 7.4.

“Intellectual Property Rights” means all inventions, patents, copyrights, trade secrets, trade names, Know-How, intellectual property, software, shop rights, moral rights, licenses, developments, research data, designs, processes, formulas and other intangible proprietary or property rights, whether or not patentable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, and extensions, divisions and reissuances of, any of the foregoing, and rights therein, and whether arising by statute or common law.

“Know-How” means any non-public, documented or otherwise recorded or memorialized knowledge, experience, know-how, technology, information, and data, including formulas and formulations, processes, techniques, unpatented inventions, discoveries, ideas, and developments, test procedures, and results, together with all documents and files embodying the foregoing.

 *** Confidential treatment requested.

Exhibit A-3

“Knowledge” means, with respect to either Party, the actual or constructive knowledge of the chief executive officer, the president, any executive vice-president or any vice president of such Party.

“Landing Page” has the meaning set forth in Section 4.1.2.

“Law” means all national, intergovernmental, common law, federal, state, provincial, regional, territorial and local laws, statutes, ordinances, regulations, rules, executive orders, orders of a court or governmental agency, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof.

“Losses” means all costs, damages, judgments, penalties, fines, losses and expenses, including reasonable attorneys’ fees, disbursements and court costs.

“LRU” shall have the meaning set forth in Section 2.3.4.

“MDU” has the meaning set forth in Section 3.7.3.

“MTBUR” means ***

“Net Revenue” means ***

“Net Revenue Split” means ***

“Normal Operations” has the meaning set forth in Exhibit E.

“Occurrence” has the meaning set forth in Section 7.6.1.

“Operational Data Service” has the meaning set forth in Section 3.6.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Petitioner” has the meaning set forth in Section 9.2.3.

“Portal Features” has the meaning set forth in Exhibit D.

“Portal Platform” has the meaning set forth in Exhibit D.

“Products Hazard” has the meaning set forth in Section 7.6.1.

“Proprietary Information” means all regulatory filings, or information or data, whether disclosed in oral, written, graphic or electronic form, which is provided by, or on behalf of, one Party to the other Party in connection with this Agreement, whether or not specifically marked as confidential or proprietary, and whether or not it is Confidential Information.

 *** Confidential treatment requested.

Exhibit A-4

“Purchase Order” has the meaning set forth in Section 2.3.

“Regulatory Activities” has the meaning set forth in Section 2.2.

“Regulatory Approvals” means any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the use of the Broadband System.

“Regulatory Authority” means any government regulatory authority, including any applicable government regulatory authority involved in granting approvals for the manufacture, commercialization, use, reimbursement and/or pricing of the Services and the Broadband System or that otherwise has regulatory authority with respect to the Services and the Broadband System or aircraft. “Regulatory Authority” includes the FAA and the Federal Communications Commission.

“Regulatory Filings” means any filings that may be required for any Regulatory Approval or otherwise filed or submitted to a Regulatory Authority in an effort to comply with applicable Laws.

“Remaining Party” has the meaning set forth in Section 11.1.

“Respondent” has the meaning set forth in Section 9.2.3.

“Responding Party” has the meaning set forth in Section 4.3.3.1.

“Row 44” has the meaning set forth in the Preamble.

“Row 44 Materials” has the meaning set forth in Section 4.3.2.2.

“Second Arbitrator” has the meaning set forth in Section 9.2.3.

“Section 1441” has the meaning set forth in Section 6.4.4.

“Senior Officers” has the meaning set forth in Section 9.1.1.

“Service Level” means the benchmarks or levels against which the quality, completeness, availability or accuracy of the Services will be measured as set forth in Exhibit F.

“Services” has the meaning set forth in Section 3.1.

“Services Agreement” has the meaning set forth in the Recitals.

“Southwest” has the meaning set forth in the Preamble.

Exhibit A-5

“Southwest Materials” has the meaning set forth in Section 4.3.2.1.

“Special Television Content” has the meaning set forth in Section 3.7.4.2.

“Specifications” means the specifications set forth in the applicable STC, as it may be amended from time to time.

“STC” means a supplemental type certificate as issued by the FAA.

“Supply Agreement” has the meaning set forth in the Recitals.

“Supplemental Television Hardware” has the meaning set forth in Section 3.7.3.

“System Hardware” means the hardware described in Exhibit B.

“System Software” means the software described in Exhibit B.

“System Unit” has the meaning set forth in the Recitals.

“Television Normal Operations” has the meaning set forth in Exhibit E.

“Television Service” has the meaning set forth in Section 3.7.2.

“Television Service Availability” has the meaning set forth in Exhibit E.

“Term” has the meaning set forth in Section 8.1.

“Third Arbitrator” has the meaning set forth in Section 9.2.4.

“third party action” has the meaning set forth in Section 7.4.

“TV Authentication” has the meaning set forth in Section 3.7.4.1.

“TV VOD” has the meaning set forth in Exhibit E.

“Vendor” means those third parties supplying Row 44 with components for the System Units.

“Vendor Warranties” has the meaning set forth in Section 5.1.2.

“VOD” means video-on-demand.

“VOD Authentication” has the meaning set forth in Section 3.8.4.

“VOD Only Solution” has the meaning set forth in Section 3.8.1.

Exhibit A-6

“VOD Technical Service Fee” has the meaning set forth in Section 3.8.3.

“Warranty Period” has the meaning set forth in Section 5.1.2.

“Wi-Fi Authentication” has the meaning set forth in Section 3.2.1.1.

“Wi-Fi Fee” has the meaning set forth in Section 3.2.1.1.

“Wi-Fi Service” means the Wi-Fi-based Internet services described in Exhibit F.

“Wi-Fi Subsidy” has the meaning set forth in Section 3.2.1.3.

Exhibit A-7

EXHIBIT B

HARDWARE AGREEMENT EXHIBIT ITEMS

EXHIBIT B-1

Documentation

***

 *** Confidential treatment requested.

Exhibit B-1

EXHIBIT B-2

System Unit Pricing

New Equipment Sales per Full Up Aircraft

***

 *** Confidential treatment requested.

Exhibit B-2

EXHIBIT B-3

System Unit Warranty Information

***

 *** Confidential treatment requested.

Exhibit B-3

EXHIBIT B-4

System Software

***

 *** Confidential treatment requested.

Exhibit B-4

EXHIBIT B-5

System Hardware

***

 *** Confidential treatment requested.

Exhibit B-5

EXHIBIT C

Commissioning Procedure

The commissioning procedure shall be the applicable installer taking the steps set forth in the *** On Aircraft Test Plan *** or the *** On Aircraft Test Plan *** to verify the system is connected to the Service.

 *** Confidential treatment requested.

Exhibit C-1

EXHIBIT D

Entertainment Portal Service

The Entertainment Portal Service shall consist of (i) Row 44’s standard web-based portal software platform, including a framework for an initial “landing page” for customers connecting to the Wi-Fi Service, Television Service and Entertainment Portal Service and related navigation pages to individual features offered by the Entertainment Portal Service (the “Portal Platform”) and (ii) a variety of features and services to be incorporated into such software platform as mutually, agreed by the parties (the “Portal Features”).

General Entertainment Portal Service Management

Row 44 will private label the Entertainment Portal Service for Southwest; provided, that, Row 44 will manage the portal, content, and associated updates and changes. Southwest will have the right to approve the selection of content, the look and feel of the portal and its pages, and the initiation of new portal services and capabilities. The Parties acknowledge and agree that the Entertainment Portal Service is dependent on mutual agreement and cooperation regarding the specific services and features to be made available on the Entertainment Portal Service and the business arrangements with third party providers that support such features. The Parties agree to exercise their reasonable discretion in approval and selection of specific features, advertising partners (subject to the Southwest restriction list described in item 2 below) (including all advertising and naming rights transactions) and business arrangements with respect to the Entertainment Portal Service.

Row 44’s portal management will include, as applicable depending on the Portal Features operating at any given time, the acquisition of content and the management, delivery, and updating of content aboard all Southwest aircraft.

As part of the Program Schedule, the parties will jointly establish a portal management team to operate the Entertainment Portal Service and engage with third parties to be included in the same; provided, that, Row 44’s engineering team shall initially have sole responsibility for management of the Portal Platform and implementation of Portal Features. Row 44 will provide design considerations to Southwest for review and approval for deployment. ***

Basic Design/Customization

Row 44 will customize the “look and feel” of the Portal Platform to Southwest’s look, feel, livery, and languages, all in accordance with the capabilities of the Portal Platform and as reasonably requested by Southwest.

Row 44 will be responsible for maintaining the Portal Platform, but will support additional reasonable customization of the look and feel of the Portal Platform as Southwest’s brand changes over time.

 *** Confidential treatment requested.

Exhibit D-1

Row 44 will diligently seek options for improving user experience and performance throughout the Term, and promptly communicate such options to Southwest.

Every *** the parties will review and “refresh” the look and feel of the Portal Platform.

Portal Features

The Entertainment Portal Service is expected to consist of advertising, sponsorship and fee supported entertainment and services, such as media content on demand free entertainment such as games, destination deals and shopping. Subject to all rights assigned to Southwest outlined in this Agreement, Row 44 will be responsible for 3rd party relationships and contracts associated with portal content and services, ***. Unless otherwise agreed by the parties, Southwest acknowledges and agrees that all activities and dialog with 3rd parties related to the portal development should be done in cooperation with Row 44 to ensure consistency of communications, branding, messaging, and maximization of network efficiencies.

The Parties hereby acknowledge and agree that it is the intent and an essential purpose of this Agreement that Row 44 have the ability to implement additional features throughout the Term in order to maximize revenue generation of the Entertainment Portal Service. Southwest shall have the right to veto additional Portal Features from being implemented, but only in the case where such additional Portal Feature will conflict with Southwest’s brand and policies, all to be determined in the reasonable discretion of Southwest. Row 44 will propose such new Portal Features to Southwest prior to implementation and Southwest shall have thirty (30) days to exercise the foregoing veto.

While additional Portal Features are expected to be under the terms of the *** set forth in this Agreement, Row 44 and/or Southwest may from time to time propose specific a Portal Feature with a specific business model associated with such feature because of the unique nature of such Portal Feature.

If Row 44 agrees to include a portal feature sourced exclusively by Southwest and subject to an exclusivity clause for Southwest’s fleet, then such feature will be designated as exclusive to Southwest and Row 44 may not utilize the sourced feature on any other customer’s aircraft. For the avoidance of doubt, the foregoing shall not restrict Row 44 from implementing a similar feature on other Row 44 customers fleet using a different third party source and/or custom development.

***

 *** Confidential treatment requested.

Exhibit D-2

Advertising

Generally

Row 44 and Customer will coordinate the sale and presentation of advertising for the Entertainment Portal Service (and the Television Service). Advertising may be local, national, or international, and likely a mix of all. With respect to live and stored media content, Row 44 will use commercially reasonable efforts to implement advertising in a reasonable set of scenarios so as not to hinder the portal experience, including advertising to be inserted before the showing of stored content (movies and TV shows) and within the live streams of live TV channels made available on the Television Service, all in accordance with the Entertainment Platform Service’s capabilities and the applicable license restrictions for such content. Row 44 will be restricted from selling advertising space in violation of Southwest’s policies, which include sales in the following categories of advertisements; provided, that Southwest may reasonably update the following restricted categories from time to time:

***

Approval Process

Southwest and Row 44 agree to the following approval processes for approving acceptable advertisers and advertisements that may potentially appear on the Entertainment Portal Service (and/or the Television Service):

***

Internal Southwest Promotion Space

Row 44 agrees to provide, and Southwest will have the right to use a reasonable amount of space on the Entertainment Portal Service for the promotion of Southwest provided such use does not unreasonably interfere with pre-existing advertising space committed to third parties.

Rapid Rewards Partners

The Parties acknowledge and agree that sales and partnerships with Southwest’s current Rapid Rewards partners for the Entertainment Portal Service may require special terms for such Parties. Southwest and Row 44 agree to continue to explore in good faith appropriate terms and economics for supporting Rapid Rewards partners participation in the Entertainment Portal Service.

Portal Reporting Attributes

The Entertainment Portal Service shall be designed to support the following reporting attributes for information to be collected regarding use of the Entertainment Portal Service:

 *** Confidential treatment requested.

Exhibit D-3

Context

Flight number

Tail number

City pair

On/Off time

Flight minutes

Logs from onboard devices

MDU stats

Skew stats

Plot flight

Outages

Length of outages

Reason for outage

Availability of the system

Ability to graph diagnostics

Access to tickets

Traffic

Visits

Unique visitors

URLs hit/blocked

Authenticated users

Total possible users (number of devices that have associated to the wireless)

Number of user sessions

Average amount of time for sessions

Time on page

Average time on page

Time on site

Average time on site

Top discussions

Page views

Protocols in use

Identify passengers on direct and connecting flights to the extent possible

User Info

MAC address

IP address

Laptop or handheld by device type

Operating system

Browser

Timestamp of customer usage

Amount of data upload/download

Credit card information if paid for service

from 3rd party provider other than

Southwest, if available

Promo Code for paid Internet service

Exhibit D-4

Reporting

Following the Effective Date, the Parties will work in good faith to establish a best practices guide for reporting Entertainment Portal Service metrics, and further agree to update such reporting on an as needed basis as new Portal Features are added to the Entertainment Portal Service.

Entertainment Portal Support Metrics

Row 44 will support the Entertainment Portal Service using the following error/response time terms:

Priority	Workaround Target
P1	4 hours if the problem occurs during Business Hours*; 8 hours if the problem occurs outside Business Hours*
P2	24 Business Hours
P3	8 Business Days
P4	4 Production Cycles

*Business Hours are Monday – Friday 9am Central to 6pm Central.

Response and resolution times are measured from the moment Southwest opens a support ticket with the Row 44 network operations center.

Priority Definitions

P1 - Priority 1: Critical Problem.  Use of Entertainment Portal Service or key function thereof is stopped or so severely impacted and no known, viable workaround exists. No useful work can be done. Most common operations fail consistently. P1 Problems have one or more of the following characteristics:

•	System hangs. The process hangs indefinitely or there is severe performance degradation, causing unreasonable waits for resources or response, as if the system is hanging.

•	System crashes repeatedly and continues to fail after re-login attempts.

•	Critical functionality is not available. The Entertainment Portal Service cannot continue because a vital feature is inoperable, data cannot be secured, etc.

Exhibit D-5

Note: A Southwest contact (direct phone, cell phone and email) must be available in Priority 1 situations to provide information required for problem diagnosis and to test/confirm the resolution.

P2 - Priority 2: Significant Business Impact. Use of the Entertainment Portal Service is continuing but there is a serious impact on usefulness. Important features are unavailable. Certain common operations fail consistently. Services crash readily. P2 Problems have one or more of the following characteristics:

•	Software error causing the Entertainment Portal Service to fail, but restart or recovery is possible.

•	Severely degraded performance due to software error.

•	Some important functionality is unavailable but the Entertainment Portal Service continues to operate in restricted fashion.

P3 - Priority 3: Some Business Impact. A fundamental function is experiencing an intermittent problem, or a common operation sometimes fails. A less common operation fails consistently. P3 Problems have one or more of the following characteristics:

•	A software error for which there is an acceptable workaround.

•	A software error with minor impact to the operation of the system.

•	A software error requiring manual editing of configuration or script files to work around a problem.

P4 - Priority 4: Minimal Business Impact. All problems not covered above. Southwest requests information, an enhancement, or documentation clarification but there is no impact on operation. Southwest's use of the Entertainment Portal Service is continuing.

Exhibit D-6

EXHIBIT E

Television Service & VOD

General Description

Row 44 will develop and make available the Television Service consisting of *** on Commissioned Aircraft. For the avoidance of doubt, subject to mutual agreement, *** . Row 44 will secure the relevant content as agreed by the Parties, and new release content and the digital rights management therefor in order for the content to be offered in a non-app based format, except where digital rights management and related security requirements require use of an application or application plug-in for viewing such content. Notwithstanding the foregoing, the Parties agree to launch the Television Service under the terms of this Agreement as follows:

***

Deployment of Supplemental Television Hardware

From the Effective Date and until ***, the Television Service will consist of the currently available linear television channels and the expected deployment of additional television show and movie video on demand content. During this period, Row 44 shall establish and implement a road map for the deployment ***.

The Supplemental Television Hardware will be delivered by Row 44 and installed by Southwest pursuant to the following milestones:

***

Business Model

The Parties acknowledge the current business model set forth in the Agreement describes the sale of a single package of live television channels and a selection of video-on-demand television content. Additional items offered are expected to include “pay-per-view” access to movies and special subject content and separately offered access to special live television channels. Southwest acknowledges and agrees that Row 44’s current content agreements are licensed contemplating implementation of product offering outlined above and that any changes to the business model could have a material impact on licensing costs. Row 44 and Southwest must both agree in writing to any proposed changes to the business model for the Television Service; provided, however that the “free TV model” set forth herein is not subject to re-negotiation.

 *** Confidential treatment requested.

Exhibit E-1

Content Selection and Updating

All live channels and on demand content deployed on the Television Service shall be provided as set forth in this Exhibit, and otherwise subject to the mutual agreement of the Parties; provided, that, Row 44 shall be responsible for establishing and maintaining all licensing agreements for content.

Row 44 shall ensure that the content it will make available for selection and deployment on the Television Services represents a current selection representing a leading offering when compared to similar offerings on for use on commercial aircraft using similar in-flight entertainment systems and technology. Row 44 shall immediately notify Southwest if Row 44 becomes aware of any events or issues that may result in certain content becoming unavailable for any reason, including, without limitation content license contract disputes or long term service outages. In addition, due to the varying storage capacity of installed server management units on board Commissioned Aircraft, the following descriptions of content loading and available content may vary depending on the available capacity of a particular Commissioned Aircraft.

TV Video-On-Demand

TV Video-On-Demand (“TV VOD”) content will be procured on an ongoing basis by Row 44. Row 44 will program and provide a list of all proposed TV VOD content it would like to include in the Television Service to Southwest for approval. Southwest agrees to review and approve all content prior to inclusion in the offering. Row 44 will not be liable or responsible for any approved content that may be deemed objectionable by any Southwest passenger.

TV VOD Content for the Television Service will generally consist of the following format. TV episodes include episodes from 30 minute and 60 minutes TV series.  While the overall content mix may fluctuate, the approximate distribution and amount of VOD content available to passengers would be distributed as follows (shaded areas) based on current aircraft server size as of the Effective Date:

Content Type	# of Movies / # of TV Series	# of Episodes	Total # of video files

***	***	***	***
***	***	***	***
***	***	***	***

 *** Confidential treatment requested.

Exhibit E-2

The onboard TV VOD content will be refreshed *** with more recent movies and TV episodes being added, replacing some of the content currently onboard.  Approximate *** updates would be distributed as follows based on *** as of the Effective Date:

Content Type	# of Movies / # of TV Series	# of Episodes	Total # of video files

***	***	***	***
***	***	***	***
***	***	***	***

Along with each video file, Row 44 will provide the content metadata associated with each TV episode.  The content metadata is then displayed within the portal to describe and promote each VOD title.  For TV episodes, metadata consists of: TV Series Title, TV Episode Title, TV Episode Synopsis, Season #, Episode #, Rating and Genre(s).

Live Television

The Television Service will include a live television product consisting of at least ***. The channels will include *** by Row 44 on behalf of Southwest Airlines. The current channels include:

1. WNYW ***

2. MLB.com Channel ***

3. NFL Network

4. NFL RedZone ***

5. NBC Sports

6. CNBC

7. MSNBC

8. Fox Business

9. Fox News

Row 44 will work with Southwest on channel programming. The Channel line-ups will consist of the following:

***

 *** Confidential treatment requested.

Exhibit E-3

Southwest shall have the right to determine it its reasonable discretion whether the channels actually provided by Row 44 meet the criteria set forth above. Notwithstanding the foregoing channel line-up category requirements, if, during the course of good faith negotiations with content providers, ***.

Row 44 will ensure that all channels are licensed for ***.

Row 44 will ensure it secures all rights associated with any content licensed that is procured on behalf of the live Television Service offering.

Movie Video-On Demand

Row 44 shall make movie content available on all Southwest airplanes equipped with the Row 44 WiFi equipment. Access to movies will be available to passengers on a “pay-per-view” basis. Pricing for each movie title will be subject to the terms previously outlined in this Agreement.

Row 44 will provide access to an assortment of movies. Southwest acknowledges and agrees that there are certain video storage limitations associated with the Row 44 WiFi server solution and that these limitations vary and apply to the various types of equipment installed on Southwest airplanes. The variations in storage capacity and equipment may require different movie VOD libraries aboard Southwest planes.

Movies will be procured on an ongoing basis through either direct relationship with content providers, or by utilizing content service providers (CSPs). Row 44 will make a commercially reasonable effort to adhere to security requirements associated with such agreements, but can make no guarantees that Row 44’s security architecture implemented in it’s video streaming solution will be accepted by all content providers.

Row 44 will program and provide a list of all proposed movie content it would like to offer to passengers aboard Southwest airlines for approval. Southwest agrees to review and approve all movie content prior to Row 44 pushing the content to airplanes. Row 44 will not be liable or responsible for any approved content that may be deemed objectionable by any Southwest passenger.

Movie content for the TV Product will generally consist of the following format.

While the overall movie content mix may fluctuate, the approximate distribution and amount of movie content available to Passengers would be distributed as follows (shaded areas) based on aircraft server size as of the Effective Date:

 *** Confidential treatment requested.

Exhibit E-4

Content Type	# of Movies / # of TV Series	# of Episodes	Total # of video files
***	***	***	***

The onboard VOD content will be refreshed *** with more recent movies replacing some of the content currently onboard.  Approximate *** would be distributed as follows based on aircraft server size as of the Effective Date:

Content Type	# of Movies / # of TV Series	# of Episodes	Total # of video files
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Along with each video file, Row 44 will provide the content metadata associated with each Movie or TV episode.  The content metadata is then displayed within the portal to describe and promote each VOD title.  For movies, metadata consists of: Movie Title, Synopsis, Director, Cast, Rating and Genre(s).

For aircraft that have ***.  The approximate distribution and amount of the VOD content would be distributed as follows based ***:

Content Type	# of Movies / # of TV Series	# of Episodes	Total # of video files
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

 *** Confidential treatment requested.

Exhibit E-5

Passenger Pricing

***

Content Licensing Acknowledgement.

Southwest acknowledges and understands that content licensing agreements with content providers and third party distributors may require certain commitments and security requirements associated with such licensing agreements. Row 44 will provide the applicable licensing and security commitments for an item of content (or package of content from the same source) at the time such content is offered for selection by Southwest. Without limiting the generality of the foregoing, and unless permitted in a separate agreement between Southwest and a third party, under no circumstance may Southwest utilize the content provided by Row 44 except for distribution utilizing the Entertainment Portal Service under the management and control of Row 44.

If the trademarks, trade names, logos and other marks of content providers are provided by Row 44 to Southwest for use in the distribution and promotion of the content or Entertainment Portal Services, Southwest acknowledges that all right, title and interest in such marks shall remain with the applicable content provider, except as expressly permitted by the applicable content provider, which shall be included in the delivery of such marks by Row 44 to Southwest.

Upon termination or expiration of this Agreement for any reason, Southwest shall provide Row 44 with reasonable assistance to enable Row 44 to ensure removal or destruction of all third party licensed content utilized in conjunction with the Entertainment Portal Service and stored on any portion of the Systems Units, with the intent that all such Content be removed no later than one month from termination or expiration.

Customer Support

Southwest will be responsible for all first line customer service requests associated with the Television Service. Row 44 will be responsible for providing second line support to Southwest’s customer service organization. Row 44 will provide access to customer care tools which will identify service level parameters for the video product such that Southwest’s Customer Care department can make refund determinations as part of their normal support operations. These tools will be made available in the current Row 44 Billing Provider customer care solution.

Service Level***

 *** Confidential treatment requested.

Exhibit E-6

EXHIBIT F

Wi-Fi Service and Operational Data Service

Service Features:

Wi-Fi Service and Operational Data Service

The Wi-Fi Service and Operational Data Service, as applicable, shall deliver broadband Internet access, including ground-based backhaul Internet connectivity, satellite-based data connectivity to each aircraft and Wi-Fi-based Internet access availability within the cabin. Row 44 will work to provision ***.

Service Availability:

The Wi-Fi Service and Operational Data Services shall be *** on Southwest’s Commissioned Aircraft for *** based on an average of all Commissioned Aircraft.

***

Service Failures

***

Restrictions

Use of the Services shall be subject to all rules and regulations established by applicable Regulatory Authorities, including the FAA and FCC, including Row 44’s FCC license.

 *** Confidential treatment requested.

Exhibit F-1

EXHIBIT G

Content Filtering and Procedures

Row 44’s content filtering service can be utilized to filter (i) entire categories of websites based on the classifications set forth below and (ii) specific, customer-selected URLs. To enable or disable a filter, Southwest must notify Row 44’s network operation center of the classification of website(s) and/or specific URLs it would like to be filtered from customer availability, and Row 44 will enable such filter as soon as possible but no later than 48 hours after receipt of notice from Southwest. Notwithstanding the foregoing, the Parties acknowledge that all content filtering implemented on the Services is subject to compliance with applicable FCC rules and regulations.

Categories of Content Based Filters:

Abortion
Sites with neutral or balanced presentation of the issue.

•	Pro-Choice - Sites that provide information about or are sponsored by organizations that support legal abortion or that offer support or encouragement to those seeking the procedure.
•	Pro-Life - Sites that provide information about or are sponsored by organizations that oppose legal abortion or that seek increased restriction of abortion.

Adult Material
Parent category that contains the categories:

•	Adult Content - Sites that display full or partial nudity in a sexual context, but not sexual activity; erotica; sexual paraphernalia; sex-oriented businesses as clubs, nightclubs, escort services; and sites supporting the online purchase of such goods and services.
•	Lingerie and Swimsuit - Sites that offer images of models in suggestive but not lewd costume, with semi nudity permitted. Includes classic 'cheese-cake,' calendar, and pinup art and photography. Includes also sites offering lingerie or swimwear for sale.
•	Nudity - Sites that offer depictions of nude or seminude human forms, singly or in groups, not overtly sexual in intent or effect.
•	Sex - Sites that depict or graphically describe sexual acts or activity, including exhibitionism; also, sites offering direct links to such sites.
•	Sex Education - Sites that offer information about sex and sexuality, with no pornographic intent.

Advocacy Groups

Sites that promote change or reform in public policy, public opinion, social practice, economic activities, and relationships.

Business and Economy

Sites sponsored by or devoted to business firms, business associations, industry groups, or business in general.

•	Financial Data and Services - Sites that offer news and quotations on stocks, bonds, and other investment vehicles, investment advice, but not online trading. Includes banks, credit unions, credit cards, and insurance.
•	Hosted Business Applications - Sites that provide access to business-oriented web applications and allow storage of sensitive data, excluding those for web collaboration.

Drugs
Parent category that contains the categories:

•	Abused Drugs - Sites that promote or provide information about the use of prohibited drugs, except marijuana, or the abuse or unsanctioned use of controlled or regulated drugs; also, paraphernalia associated with such use or abuse.
•	Marijuana - Sites that provide information about or promote the cultivation, preparation, or use of marijuana.
•	Prescribed Medications - Sites that provide information about approved drugs and their medical use.
•	Supplements and Unregulated Compounds - Sites that provide information about or promote the sale or use of chemicals not regulated by the FDA (such as naturally occurring compounds).

Exhibit G-1

Education
Parent category that contains the categories:

•	Cultural Institutions - Sites sponsored by museums, galleries, theatres (but not movie theatres), libraries, and similar institutions; also, sites whose purpose is the display of artworks.
•	Educational Institutions - Sites sponsored by schools and other educational facilities, by non-academic research institutions, or that relate to educational events and activities.
•	Educational Materials - Sites that provide information about or that sell or provide curriculum materials or direct instruction; also, learned journals and similar publications.
•	Reference Materials - Sites that offer reference-shelf content such as atlases, dictionaries, encyclopedias, formularies, white and yellow pages, and public statistical data.

Entertainment
Sites that provide information about or promote motion pictures, non-news radio and television, books, humor, and magazines.

•	MP3 and Audio Download Services - Sites that support downloading of MP3 or other sound files or that serve as directories of such sites.

Gambling - Sites that provide information about or promote gambling or support online gambling, involving a risk of losing money.

Games - Sites that provide information about or promote electronic games, video games, computer games, role-playing games, or online games. Includes sweepstakes and giveaways.

Government
Sites sponsored by branches, bureaus, or agencies of any level of government, except for the armed forces.

•	Military - Sites sponsored by branches or agencies of the armed services.
•	Political Organizations - Sites sponsored by or providing information about political parties and interest groups focused on elections or legislation.

Health - Sites that provide information or advice on personal health or medical services, procedures, or devices, but not drugs. Includes self-help groups.

Illegal or Questionable - Sites that provide instruction in or promote nonviolent crime or unethical or dishonest behavior or the avoidance of prosecution.

Information Technology

Sites sponsored by or providing information about computers, software, the Internet, and related business firms, including sites supporting the sale of hardware, software, peripherals, and services.

•	Computer Security - Sites that provide information about or free downloadable tools for computer security.
•	Hacking - Sites that provide information about or promote illegal or questionable access to or use of computer or communication equipment, software, or databases.
•	Proxy Avoidance - Sites that provide information about how to bypass proxy server features or to gain access to URLs in any way that bypasses the proxy server.
•	Search Engines and Portals - Sites that support searching the Web, news groups, or indices or directories thereof.
•	URL Translation Sites - Sites that offer online translation of URLs. These sites access the URL to be translated in a way that bypasses the proxy server, potentially allowing unauthorized access.
•	Web & Email Spam - Sites whose links are sent in unsolicited commercial email, either as part of campaigns to promote products or services, or to entice readers to click through to surveys or similar sites. Also included are sites that display comment spam.
•	Web Collaboration - Sites that provide virtual workspace for purposes of collaboration and conferencing, which may include sites that enable authorized access to a computer or network from a remote location
•	Web Hosting - Sites of organizations that provide hosting services, or top-level domain pages of Web communities.

Exhibit G-2

Internet Communication

Parent category that contains the categories:

•	Web Chat - Sites that host Web chat services or that support or provide information about chat via HTTP or IRC.
•	General Email - Sites that provide email services open to general use.
•	Organizational Email - login sites for corporate or institutional email systems.
•	Text and Media Messaging - Sites that enable the sending of messages and other content via SMS, EMS, MMS, or similar protocols.

Job Search - Sites that offer information about or support the seeking of employment or employees.

Militancy and Extremist - Sites that offer information about or promote or are sponsored by groups advocating antigovernment beliefs or action.

Miscellaneous
Parent category that contains the categories:

•	Content Delivery Networks - Commercial hosts that deliver content to subscribing Web sites.
•	Dynamic Content - URLs that are generated dynamically by a Web server.
•	File Download Servers - Web servers whose primary function is to deliver files for download.
•	Image Servers - Web servers whose primary function is to deliver images.
•	Images (Media) - URLs ending with image filenames.
•	Network Errors - URLs with hosts that do not resolve to IP addresses.
•	Private IP Addresses - IP addresses defined in RFC 1918, 'Address Allocation for Private Intranets.'

News and Media

Sites that offer current news and opinion, including those sponsored by newspapers, general-circulation magazines, or other media.

•	Alternative Journals - Online equivalents to supermarket tabloids and other fringe publications.

Parked Domain - Sites that are expired, offered for sale, or known to display targeted links, advertisements.

Racism and Hate - Sites that promote the identification of racial groups, the denigration or subjection of groups, or the superiority of any group.

Religion
Parent category that contains the categories:

•	Non-Traditional Religions and Occult and Folklore - Sites that provide information about or promote religions not specified in Traditional Religions or other unconventional, cultic, or folkloric beliefs and practices.
•	Traditional Religions - Sites that provide information about or promote Bahai, Buddhism, Christian Science, Christianity, Hinduism, Islam, Judaism, Mormonism, Shinto, and Sikhism, as well as atheism.

Shopping
Sites that support the online purchase of consumer goods and services except: sexual materials, lingerie, swimwear, investments, medications, educational materials, computer software or hardware, alcohol, tobacco, travel, vehicles and parts, weapons.

•	Internet Auctions - Sites that support the offering and purchasing of goods between individuals.
•	Real Estate - Sites that provide information about renting, buying, selling, or financing residential real estate.

Exhibit G-3

Social Organizations

Parent category that contains the categories:

•	Professional and Worker Organizations - Sites sponsored by or that support or offer information about organizations devoted to professional advancement or workers' interests.
•	Service and Philanthropic Organizations - Sites sponsored by or that support or offer information about organizations devoted to doing good as their primary activity.
•	Social and Affiliation Organizations - Sites sponsored by or that support or offer information about organizations devoted chiefly to socializing or common interests other than philanthropy or professional advancement.

Society and Lifestyles

Sites that provide information about matters of daily life, excluding entertainment, health, hobbies, jobs, sex, and sports.

•	Alcohol and Tobacco - Sites that provide information about, promote, or support the sale of alcoholic beverages or tobacco products or associated paraphernalia.
•	Blogs and Personal Sites - Sites that host blogs and personal sites.
•	Gay or Lesbian or Bisexual Interest - Sites that provide information about or cater to gay, lesbian, or bisexual lifestyles, but excluding those that are sexually or issue-oriented.
•	Hobbies - Sites that provide information about or promote private and largely sedentary pastimes, but not electronic, video, or online games.
•	Personals and Dating - Sites that assist users in establishing interpersonal relationships, excluding those intended to arrange for sexual encounters.
•	Restaurants and Dining - Sites that list, review, advertise, or promote food, dining, or catering services.
•	Social Networking - Sites of web communities that provide users with means for expression and interaction.
•	Social Networking and Personal Sites - Sites chiefly devoted to personal expression by individuals (as in diaries or personal blogs) or small groups, often but not necessarily involving multiple links to similar sites.

Special Events - Sites devoted to a current event that requires separate categorization.

Sports
Sites that provide information about or promote sports, active games, and recreation.

Sport Hunting and Gun Clubs - Sites that provide information about or directories of gun clubs and similar groups, including war-game and paintball facilities.

Tasteless - Sites with content that is gratuitously offensive or shocking, but not violent or frightening. Includes sites devoted in part or whole to scatology and similar topics or to improper language, humor, or behavior.

Travel - Sites that provide information about or promote travel-related services and destinations.

Vehicles - Sites that provide information about or promote vehicles, including those that support online purchase of vehicles or parts.

Violence - Sites that feature or promote violence or bodily harm, including self-inflicted harm; or that gratuitously display images of death, gore, or injury; or that feature images or descriptions that are grotesque or frightening and of no redeeming value.

Weapons - Sites that provide information about, promote, or support the sale of weapons and related items.

In addition to the foregoing, as part of Row 44’s network monitoring service, Row 44 will utilize additional filtering of websites that contain the following security hazards:

•	Botnets - sites that host the command-and-control centers for networks of bots that have been infiltrated into users' computers. Excludes Web crawlers.

Exhibit G-4

•	Keyloggers - Sites or pages that download programs that run in the background recording all keystrokes, and which may also send those keystrokes (potentially including passwords or confidential information) to an external party.

•	Malicious Embedded Link - Sites that are infected with a malicious link.

•	Malicious Embedded iFrame - Sites that are infected with a malicious iframe.

•	Malicious Web sites - Sites that contain code that may intentionally modify end-user systems without their consent and cause harm.

•	Phishing and Other Frauds - Sites that counterfeit legitimate business sites for the purpose of eliciting financial or other private information from users.

•	Potentially Unwanted Software - Sites that use technologies that alter the operation of the user's hardware, software, or network in ways that diminish control over the user experience, privacy, or the collection and distribution of personal information.

•	Spyware - Sites or pages that download software that, without the user's knowledge, generate HTTP traffic (other than simple user identification and validation).

•	Suspicious Embedded Link - Sites suspected of being infected with a malicious link.

Exhibit G-5

EXHIBIT H

Network Description

***

 *** Confidential treatment requested.

Exhibit H-1

EXHIBIT I

VOD Only Solution Product

Description
RF Cables
Flight Deck Control Panel

SMU (Server Management Unit) 2.2 GHz CPU - 8GB RAM – 1.6TB SSD Storage

Wireless Access Point, "n" capable

nWAP antennae and nWAP cables

Installation Kit for Internal LRUs (Provisions)

PCS (GSM) Antenna Row 44 Portal Platform Software

Exhibit I-1

EXHIBIT J

Security Provisions

I. GENERALLY APPLICABLE SECURITY PROVISIONS

Security Best Practices. Row 44 shall provide a secure environment for Confidential Information and any hardware and software, including servers, network and data components, to be provided or supported by the Row 44 as part of its performance under this Agreement. Row 44 represents that the security measures it takes in performance of its obligations under this Agreement do, and will at all times, remain at the higher of (1) applicable security and privacy laws and regulations, (2) applicable privacy and security rules imposed by industry groups, such as the PCI Standards Council, (3) Privacy & IT Security Best Practices (as defined by ISO 27002), and (4) (i) all security requirements, obligations, specifications and event reporting procedures as required in any applicable exhibit or schedule hereof and (ii) at Southwest’s cost and expense, with any new security requirement after receiving thirty days advance notification from Southwest of such new security requirement, specification or event reporting procedure; collectively referred to as “Security Best Practices”. Failure by Row 44 to comply with Security Best Practices in fulfilling its security obligations shall constitute a material breach of this Agreement and no limitation on Row 44’s liability to Southwest as set forth in Section 7 of the Agreement shall apply to any losses resulting from or relating to such a breach, including, without limitation, any limitation on consequential and/or incidental damages.

Southwest System Access. To the extent that Row 44 will be accessing Southwest systems, Row 44 will access Southwest systems and use Southwest data in a manner consistent with the then-current Southwest Airlines Information Security Policy which will be provided to Row 44 upon request.

SOC 2 Audits and Reports. Row 44 will provide Southwest with a copy of each applicable audit report (a “SOC 2 Report”) resulting from a SOC 2 audit of the Row 44’s control standards in use at the Row 44 facility where the services under this Agreement are performed (each such audit is called a “SOC 2 Audit”). If no SOC 2 Audits have been conducted, and Row 44 is unable to provide any SOC 2 Reports, then at Southwest’s request and expense, Row 44 will appoint a qualified firm to conduct a SOC 2 Audit, and shall provide Southwest with a copy of each applicable SOC 2 Report. To the extent that the SOC 2 Reports provided to Southwest do not satisfy Southwest’s reporting or audit requirements, Southwest may conduct its own audits.

Southwest Audit of Row 44 Systems. Southwest, or its designated representatives (at Southwest’s sole cost and expense, upon at least thirty (30) days notice to Row 44, shall have the right to conduct an audit of the Row 44’s operations, in order to verify that the Row 44 is operating in accordance with Security Best Practices in performance of its obligations under this Agreement. As between the parties, Southwest’s or its designated representatives’ costs related to such audit shall be borne solely by Southwest. Such an audit may consist of assessing all aspects of services delivered under the Agreement, and may include, but is not limited to: (i) software development practices and procedures, (ii) network, operating system, database, and application configuration controls, (iii) general controls and security practices and procedures, (iv) disaster recovery and back-up procedures, (v) change and problem management processes and procedures (vi) invoice processing, (vii) service level compliance, (viii) network and system vulnerability and risk analysis and (ix) resource consumption. Row 44 will allow reasonable access, during normal business hours and upon reasonable notice, to all pertinent records, documentation, computer systems, data, personnel, and processing areas as Southwest deems necessary to accurately and effectively complete their audit engagement. Southwest will take all reasonable steps to ensure that its audit will not materially adversely impact Row 44’s business or operations.

Security Breaches. Row 44 shall notify Southwest within 24 hours in the event of any breach or suspected breach in the security of its network, computing systems, or facilities providing access to Southwest data. For all breaches, Row 44 will conduct an audit to determine the cause of such breach and provide Southwest with a detailed report indicating the cause of the breach and the plan to address the issue. In the event of any breach of Confidential Information, Row 44 will immediately notify Southwest in writing, and fully indemnify and hold Southwest harmless from any and all third party claims and damages incurred by Southwest as a result of any such breach of security caused by Row 44’s breach of this Agreement without regard to any limitation on Row 44’s liability in this Agreement. If a breach or suspected breach involves cardholder data, Row 44 agrees that a Payment Card Industry representative, or a Payment Card Industry approved third party, will be provided with full cooperation and access to conduct a thorough security review after a security breach. The review will validate compliance with Payment Card Industry Data Security Standards for protecting cardholder data.

System Free of Security Vulnerabilities. To Row 44’s knowledge or to knowledge Row 44 should have, any software provided or used by Row 44 in connection with this Agreement does not contain any malicious code, program, or other internal component (e.g., computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy, alter or disrupt any computer program, firmware, or hardware or which could, in any manner, reveal, damage, destroy, alter or disrupt any data or other information accessed through or processed by such software in any manner (a “Computer Virus”). Row 44 shall immediately advise Southwest, in writing, upon reasonable suspicion or actual knowledge that any such software may contain a Computer Virus. In the event a Computer Virus is found to have been introduced into Southwest's systems by the software, Row 44 shall use commercially reasonable efforts, at no additional charge, to assist Southwest in reducing the effects of the computer virus and, if the computer virus causes a loss of operational efficiency or loss of data, to assist Southwest to the same extent to mitigate and restore such losses. In addition, Row 44 shall indemnify, defend and hold Southwest and its customers harmless from any damage resulting from the harm described above without regard to any limitation on Row 44’s liability in this Agreement.

II. SECURITY PROVISIONS SPECIFIC TO CARD-HOLDER DATA

PCI-DSS, PA-DSS, and PTS Responsibilities. Row 44 shall provide and maintain the equipment, software services and testing necessary to effectively and reliably protect credit card information (card-holder data) in accordance with the Security Best Practices section of this Agreement. Row 44 acknowledges that card-holder data can ONLY be used in fulfillment of Row 44’s obligations under this Agreement for completing a transaction, supporting a loyalty program, providing fraud control services, or for uses specifically required by law.

PCI-DSS Compliance. Row 44 acknowledges it must comply with the requirements of the most current published version of the Payment Card Industry Data Security Standard (PCI-DSS) when processing, storing, or transmitting card-holder data. The PCI-DSS is available from the PCI Security Standards Council (currently located at https://www.pcisecuritystandards.org). Row 44 shall indemnify Southwest for any expenses incurred by Southwest attributable to a breach of security occurring while data is under the control of the Row 44. Row 44 will provide Southwest an annual letter of attestation from its Qualified Security Assessor confirming compliance with PCI-DSS.

PA-DSS Compliance. Row 44 acknowledges it must comply with the requirements of the most current published version of the Payment Application Data Security Standard (PA-DSS) for all applications it develops that process, store, or transmit card-holder data that are sold, distributed or licensed to third parties, including Southwest. The PA-DSS is available from the PCI Security Standards Council (currently located at https://www.pcisecuritystandards.org). Row 44 shall indemnify Southwest for any expenses or incurred by a breach of security while data is under the control of the Row 44. Row 44 will maintain the status of its application as a PCI Security Standards Counsel Validated Payment Application for current versions of payment applications provided to Southwest.

PTS / PED Compliance. Row 44 acknowledges it must comply with the requirements of the most current published version of the PIN Transaction Security standard (PTS) for PIN transaction devices including PIN Pad Devices, Point of Sale Devices, Hardware Security Modules, or Unattended Payment Terminals it provides that process, store, or transmit card-holder data. The PTS security requirements and testing and approval programs are available from the PCI Security Standards Council (currently located at https://www.pcisecuritystandards.org). Row 44 shall indemnify Southwest for any expenses incurred by Southwest attributable to a breach of security occurring through a non-certified PTS device provided by the Row 44. Row 44 will maintain its status as a PCI Security Standards Counsel Approved PIN Transaction Security Device for current versions of PTS devices provided to Southwest.

III. SECURITY PROVISIONS SPECIFIC TO WEB-BASED SYSTEMS

Secure Code Training of Developers. All developers of systems and software being delivered to Southwest will have the expertise, knowledge and training to develop systems that meet secure coding standards, as defined by such industry leaders as the OWASP Top Ten, SANS and NIST. Row 44 will supply evidence reasonably satisfactory to Southwest of such training upon request.